EXHIBIT 10.8

AMENDED AND RESTATED

BUILT-TO-SUIT LEASE

By and Between

Inhale 201 Industrial Road, L.P.

a California Limited Partnership, as

LANDLORD

And

Nektar Therapeutics (fka Inhale Therapeutic Systems, Inc.),

a Delaware Corporation, as

TENANT

201 Industrial Road

San Carlos, CA 94070

i

	7.2	Definition of Operating Expenses	12
		(a) Inclusions	12
		(b) Exclusions	13
	7.3	Determination of Operating Expenses	15
	7.4	Final Accounting For Lease Year	15
		(a) Annual Statement	15
		(b) Audit Rights	15
	7.5	Proration	16
	7.6	Reserve Account	16
	7.7	Property Management Fee	17

8.	UTILITIES		17
	8.1	Payment	17
	8.2	Interruption	17

9.	ALTERATIONS		17
	9.1	Right To Make Alterations	17
	9.2	Title To Alterations	18
	9.3	Tenant Fixtures and Personal Property	19
	9.4	No Liens	19
	9.5	Signs	19

10.	MAINTENANCE AND REPAIRS		19
	10.1	Tenant’s Obligation for Maintenance	19
		(a) Good Order, Condition and Repair	19
		(b) [Deleted]	20
		(c) Landlord’s Remedy	20
		(d) Condition Upon Surrender	20
	10.2	Landlord’s Obligation for Maintenance	20
		(a) Good Order, Condition and Repair	20
		(b) No Abatement	21
		(c) Landlords’ Right of Entry for Repairs	21

11.	USE OF PROPERTY		21
	11.1	Permitted Use	21
	11.2	No Nuisance	21
	11.3	Compliance With Laws	21
	11.4	Environmental Matters	22
		(a) Definition of Hazardous Materials	22
		(b) Tenant’s Obligations Re: Hazardous Substances	22
		(c) Tenant’s Indemnity	24
		(d) Survival	24

12.	INSURANCE AND INDEMNITY		24
	12.1	Landlord’s Insurance	24
	12.2	Tenant’s Insurance	25
		(a) Commercial General Liability Insurance	25
		(b) Tenant’s Risk	25
		(c) Other Insurance	25

	12.3	Insurers; Primary Insurance		26
	12.4	Blanket Policy		26
	12.5	Deductibles		26
	12.6	Certificates		27
	12.7	Adjustment in the Event of Loss		27
	12.8	Proration Upon Termination		27
	12.9	Waiver of Subrogation		27
	12.10	Indemnification		28
		(a)	Tenant’s Indemnification Obligations	28
		(b)	Landlord’s Indemnification Obligations	28
	12.11		Limitation on Landlord Liability	29

13.	SUBLEASE AND ASSIGNMENT			29
	13.1	Assignment and Sublease of Building		29
		(a)	Consent Required	29
		(b)	Permitted Transfers	30
		(c)	Consent Required	30
		(d)	Procedure to Obtain Consent	31
		(e)	Sublease of Phase 2A	31
	13.2	Rights of Landlord: Effect of Landlord’s Consent		31
	13.3	Advertising		32
	13.4	Writing Required		32
	13.5	Transfer Premiums		32

14.	RIGHT OF ENTRY AND QUIET ENJOYMENT			32
	14.1	Right of Entry		32
	14.2	Quiet Enjoyment		33

15.	CASUALTY AND TAKING			33
	15.1	Damage or Destruction		33
		(a)	Termination Rights	33
		(b)	Limitations on Parties’ Obligations	34
		(c)	Entitlement to Insurance Proceeds	34
		(d)	Abatement of Rent	35
	15.2	Condemnation		35
		(a)	Termination Rights	35
		(b)	Limitations on Parties’ Obligations	36
	15.3	Reservation of Compensation		36
	15.4	Restoration of Improvements		36

16.	DEFAULT			37
	16.1	Events of Default		37
		(a)	Nonpayment	37
		(b)	Other Obligations	37
		(c)	General Assignment	37
		(d)	Bankruptcy	37
		(e)	Receivership	38
		(f)	Attachment	38
		(g)	Insolvency	38

	16.2	Remedies Upon Tenant’s Default	38
		(a) Re-entry; Termination	38
		(b) Continuation of Lease	39
		(c) Remedies	39
	16.3	Remedies Cumulative	39
	16.4	Landlord’s Default	40

17.	SUBORDINATION, ATTORNMENT AND SALE		40
	17.1	Subordination to Mortgage	40
	17.2	Sale of Landlord’s Interest	41
	17.3	Estoppel Certificates	41

18.	SECURITY		42
	18.1	Deposit	42
	18.2	Pledge of Security Deposit	42

19.	MISCELLANEOUS		43
	19.1	Notices	43
	19.2	Successors and Assigns	44
	19.3	No Waiver	44
	19.4	Severability	44
	19.5	Litigation Between Parties	44
	19.6	Surrender	44
	19.7	Interpretation	45
	19.8	Entire Agreement	45
	19.9	Governing Law	45
	19.10	No Partnership	45
	19.11	Financial Information	45
	19.12	Costs	46
	19.13	Time	46
	19.14	Brokers	46
	19.15	Memorandum of Lease	46
	19.16	Corporate Authority	47
	19.17	Execution and Delivery	47
	19.18	Survival	47
	19.19	Waiver of Jury Trial	47
	19.20	Exclusivity	47
	19.21	Tenant’s Remedies	47
	19.22	Security Measures	47

AMENDED AND RESTATED

BUILD-TO-SUIT LEASE

THIS AMENDED AND RESTATED BUILD-TO-SUIT LEASE (“Lease”) is made and entered into as of August 17, 2004 by and between INHALE 201 INDUSTRIAL ROAD, L.P., a California limited partnership (“Landlord”), and NEKTAR THERAPEUTICS (FKA INHALE THERAPEUTIC SYSTEMS, INC.), a Delaware corporation (“Tenant”).

RECITALS

A. Contribution Agreement. Tenant and Landlord entered into that certain Contribution Agreement dated as of September 14 2000 (the “Contribution Agreement”) pursuant to which, among other things: (i) Tenant agreed to contribute, and Landlord agreed to accept, inter alia, that certain real property situated at 201 Industrial Road, San Carlos, California, as partially improved by Tenant (the “Real Property”); and (ii) the parties agreed to enter into a lease (the “Original Lease”) as of the date of closing under the Contribution Agreement. The Real Property is more particularly described in Exhibit A attached hereto and incorporated herein by this reference.

B. Build-to-Suit. Pursuant to the lease and the plans, specifications, and other documents required hereby, Landlord constructed and/or completed certain improvements on the Real Property, including (i) two connected four-story buildings containing an aggregate of approximately 390,000 square feet, consisting of approximately 171,965 square feet of rentable area and two lower stories primarily of parking for the foregoing buildings as well as for adjacent property currently leased and occupied by Tenant located at 150 Industrial Road; (ii) site improvements; and (iii) certain other improvements.

C. Amendment and Restatement. The Landlord and Tenant now desire to amend and restate the Original Lease as set forth in this Lease to provide for certain modifications, including the deletion of Tenant’s rights respecting Phase 2B and certain other modifications, in complete replacement of the Original Lease entered into in connection with the Contribution Agreement.

D. Definitions. Unless the context otherwise specifies or requires for the purpose of this Lease, all words and phrases having their initial letters capitalized herein shall have the meanings set forth below:

Affiliate of Tenant: shall have the meaning assigned in Section 13.1(b).

Building Cost: shall have the meaning assigned in Section 18.2.

Building 1: shall have the meaning assigned in Section 1.1(a)(ii).

Building 1 Termination Date: shall have the meaning assigned in Section 2.1.

Building 2: shall have the meaning assigned in Section 1.1(a)(ii).

Building 2 Termination Date: shall have the meaning assigned in Section 2.1.

Buildings: shall have the meaning assigned in Section 1.1(a).

Common Areas: shall mean the Interior and Exterior Common Areas, collectively, as indicated in Section 1.1(a)(x).

Cosmetic Alterations: shall have the meaning assigned in Section 9.1.

Effective Date: shall have the meaning assigned in Section 2.1.

Exterior Common Areas: shall have the meaning assigned in Section 1.1(a)(viii).

Fair Market Rental: shall have the meaning assigned in Section 3.1(d).

Hazardous Materials: shall have the meaning assigned in Section 11.4(a).

HVAC: shall have the meaning assigned in Section 7.2(a).

Improvements: shall have the meaning assigned in Section 1.1(a)(vii).

Interior Common Areas: shall have the meaning assigned in Section 1.1(a)(ix).

Landlord: shall have the meaning assigned in the Introduction.

Lease Year: shall have the meaning assigned in Section 7.3.

Lease: shall have the meaning assigned in the Introduction.

Minimum Rental: shall have the meaning assigned in Section 3.1(c).

Operating Expenses: shall have the meaning assigned in Section 7.2(a).

Parking Lease: shall have the meaning assigned in Section 1.1(a).

Permitted Transfer: shall have the meaning assigned in Section 13.1(b).

Phase 1A: shall have the meaning assigned in Section 1.1(a)(iii).

Phase 1B: shall have the meaning assigned in Section 1.1(a)(iv).

Phase 2A: shall have the meaning assigned in Section 1.1(a)(v).

Phase 2B: shall have the meaning assigned in Section 1.1(a)(vi).

Phase 1 Rent Commencement Date: shall have the meaning assigned in Section 2.4.

Phase 2A Rent Commencement Date: shall have the meaning assigned in Section 2.4.

Premises: shall have the meaning assigned in Section 1.1(a).

Prevailing Party: shall have the meaning assigned in Section 19.5.

Project: shall have the meaning assigned in Section 1.1(a)(vii).

Real Property: shall have the meaning assigned in Recital A.

Rent Commencement Date: shall mean the Phase 1 Rent Commencement Date, or Phase 2A Rent Commencement Date, as defined in Section 2.4.

Requesting Party: shall have the meaning assigned in Section 17.3.

Requirements: shall have the meaning assigned in Section 11.3.

Responding Party: shall have the meaning assigned in Section 17.3.

Security Deposit: shall have the meaning assigned in Section 18.1.

Site Plan: shall have the meaning assigned in Section 1.1(a)(ii).

Tenant: shall have the meaning assigned in the Introduction.

Tenant Improvements: shall mean improvements to or within the Premises, other than improvements constructed by Landlord as part of the Building, constructed from time to time by Tenant.

Tenant’s Operating Cost Share: shall have the meaning assigned in Section 7.1(a).

Tenant’s Exterior Common Area Operating Cost Share: shall have the meaning assigned in Section 7.1(a).

Term: shall have the meaning assigned in Section 2.1.

Usable Square Feet: shall mean, with respect to each Phase shall mean the square feet indicated in Section 1.1(a) below.

THE PARTIES AGREE AS FOLLOWS:

1. PROPERTY.

1.1 Lease of Premises.

(a) Buildings, Real Property, Improvements.

Subject to the Parking Lease dated as of September 14, 2000 (the “Parking Lease”) by and between Landlord and Tenant, Landlord leases to Tenant and Tenant leases from Landlord, on the terms, covenants and conditions hereinafter set forth, Phase 1A, Phase 1B, and Phase 2A (all as defined below and referred to collectively herein as the “Premises”). Upon the Building 2 Termination Date, the Premises shall consist of Phase 1A and Phase 1B only. The Premises, together with Phase 2B, were constructed by Landlord; and are located in two connected four-story buildings containing an aggregate of approximately 390,000 square feet, consisting of approximately 171,965 square feet of rentable area for office and laboratory research and development and two lower stories primarily of parking (collectively, the “Buildings” and each a “Building”). The Buildings were constructed on the Real Property in connection with the Project.

(i) The Real Property is located at 201 Industrial Road in the City of San Carlos, County of San Mateo, State of California.

(ii) The location of the Buildings on the Real Property is substantially as shown on the site plans attached hereto as Exhibit B (the “Site Plan”); the first Building to be constructed (“Building 1”) was constructed on the Real Property in the location depicted on the Site Plan, and the second Building was constructed (“Building 2”) on the Real Property in the location depicted on the Site Plan.

(iii) The term “Phase 1A” shall refer to that portion of Building 1 consisting of approximately 39,077 rentable square feet (37,703 usable square feet) located on the fourth floor and the approximately 964 rentable square feet (930 usable square feet) located on the second floor and shown on the Site Plan.

(iv) The term “Phase 1B” shall refer to that portion of Building 1 consisting of approximately 39,876 rentable square feet (38,474 usable square feet) located on the third floor and shown on the Site Plan.

(v) The term “Phase 2A” shall refer to that portion of Building 2 consisting of approximately 45,574 rentable square feet (43,972 usable square feet) located on the third floor and shown on the Site Plan.

(vi) The term “Phase 2B” shall refer to that portion of Building 2 consisting of approximately 46,474 rentable square feet (44,840 usable square feet) located on the fourth floor and shown on the Site Plan.

(vii) The Buildings and the other improvements to be constructed on the Real Property in connection with the Project, including the Common Areas (defined below), are sometimes referred to collectively herein as the “Improvements.” The “Project,” when completed, will consist of the Real Property and the Improvements.

(viii) The parking areas (whether inside or outside the Buildings), courtyard, driveways, sidewalks, landscaped areas and other portions of the Project, including any areas leased under the Parking Lease, that lie outside the exterior walls of the Buildings to be constructed on the Real Property, as depicted in the Site Plan and as hereafter modified by Landlord from time to time in accordance with the provisions of this Lease, are sometimes referred to herein as the “Exterior Common Areas.”

(ix) The term “Interior Common Areas” shall refer to the interior lobby, elevators, stairwells, utility risers, and any mechanical rooms located outside any tenant’s premises in the Buildings.

(x) The term “Common Areas” shall refer collectively to the Exterior Common Areas and the Interior Common Areas

(b) Use of Common Areas.

As an appurtenance to Tenant’s leasing of the Premises pursuant to Section 1.1(a), Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the Term of this Lease, the non-exclusive right to use, in common with others entitled to such use, (i) those portions of the Common Areas improved from time to time for use as parking areas, driveways, courtyard, sidewalks, landscaped areas, lobbies, elevators, stairwells, utility risers, any mechanical rooms located outside any tenant’s premises, or for other common purposes, and (ii) all access easements and similar rights and privileges relating to or appurtenant to the Real Property and created or existing from time to time under any access easement agreements, declarations of covenants, conditions and restrictions, or other written agreements now or hereafter of record with respect to the Real Property, subject however to the rights granted under the Parking Lease and any limitations applicable to such rights and privileges under applicable law, under this Lease and/or under the written agreements creating such rights and privileges.

1.2 [Deleted].

1.3

2. TERM.

2.1 Term.

The term of this Lease (as it may be extended from time to time, the “Term”) shall commence upon mutual execution of this Lease by Landlord and Tenant (the “Effective Date”) and shall terminate on October 5, 2016 as to Phase 1A and Phase 1B (as it may be extended pursuant to Section 2.6, below, the “Building 1 Termination Date”), and August 16, 2007 as to Phase 2A (the “Building 2 Termination Date”).

2.2 [Deleted].

2.3 [Deleted].

2.4 Acknowledgement of Rent Commencement.

The Landlord and the Tenant agree that the following dates are the Phase 1 Rent Commencement Date and the Phase 2A Rent Commencement Date:

Phase 1 Rent Commencement Date: October 6, 2000 (under Original Lease).

Phase 2A Rent Commencement Date: October 6, 2001 (under Original Lease).

2.5 Holding Over.

If Tenant holds possession of the Premises or any portion thereof after the Term of this Lease with Landlord’s written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at one hundred and two percent (102%) of the rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than one hundred twenty (120) days prior written notice. If Tenant holds possession of the Premises or any portion thereof after the Term of this Lease without Landlord’s written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at one hundred fifty percent (150%) of the rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such holding over by Tenant. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys’ fees) resulting from any delay by Tenant in surrendering the Premises or any portion thereof (except to the extent such delay is with Landlord’s prior written consent), including, but not limited to, any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

2.6 Options To Extend Term.

Tenant shall have the option to extend the Term of this Lease for Phase 1A and Phase 1B only (but not Phase 2A), at the Minimum Rental set forth in Section 3.1(b) and (c), below, and otherwise upon all the terms and provisions set forth herein with respect to the initial term of this Lease, for up to two (2) additional periods of ten (10) years each, the first commencing upon the expiration of the initial term hereof and the second commencing upon the expiration of the first extended term, if any. Exercise of such option with respect to the first such extended term shall be by written notice to Landlord at least eighteen (18) months prior to the expiration of the initial term hereof, exercise of such option with respect to the second extended term, if the first extension option has been duly exercised, shall be by written notice to Landlord at least eighteen (18) months prior to the expiration of the first extended term hereof. If Tenant is in material default hereunder, beyond any applicable notice and cure periods, on the date of such notice or on the date any extended term is to commence, then the exercise of the option shall be of no force or effect, the extended term shall not commence and this Lease shall expire at the end of the then current term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease). If Tenant properly exercises one or more extension options under this Section, then all references in this Lease (other than in this Section 2.6) to the “term” of this Lease shall be construed to include the extension term(s) thus elected by Tenant. Except as expressly set forth in this Section 2.6, Tenant shall have no right to extend the Term of this Lease beyond its prescribed term.

3. RENTAL.

Tenant shall cause payment of Minimum Rental and other rent or charges to be received by Landlord on the first calendar day of each month of the Term of this Lease in lawful money of the United States, without offset or deduction, except as specifically provided herein. All amounts payable by Tenant hereunder shall be deemed “Rent.”

3.1 Minimum Rental.

(a) Commencement of Rental Obligations for Phase 1.

Tenant’s Minimum Rental obligations with respect to Phase 1A and Phase 1B shall commence on the Phase 1 Rent Commencement Date and Tenant’s Operating Expense Obligations with respect to Phase 1A and Phase 1B shall commence as of the Effective Date, and both shall end on the Building 1 Termination Date, unless sooner terminated or extended as hereinafter provided.

(b) Commencement of Rental Obligations for Phase 2A.

Tenant’s Minimum Rental obligations with respect to Phase 2A shall commence on the Effective Date and Tenant’s Operating Expense obligations with respect to Phase 2A shall commence as of the Effective Date and both shall end on the Building 2 Termination Date, unless sooner terminated as hereinafter provided.

(c) Rental Amounts for Phase 1A, Phase 1B; and Phase 2A: Annual Increases.

Tenant shall pay to Landlord as minimum rental for the following Phases, in advance, without deduction, offset, notice or demand, on or before the respective Rent Commencement Date and on or before the first day of each subsequent calendar month of the Term of this Lease, the following amounts per month, subject to adjustment in accordance with the terms of this Section 3.1 (“Minimum Rental”):

(i) Phase 1A and 1B. Beginning on the Phase 1 Rent Commencement Date, Tenant shall pay Minimum Rental for Phase 1 in an amount equal to $287,701.20 ($3.60 per sq. ft. multiplied by 79,917).

(ii) Phase 2A. Beginning on the Phase 2A Rent Commencement Date, Tenant shall pay Minimum Rental for Phase 2A in an amount equal to $164,066.40 ($3.60 per sq. ft. multiplied by 45,574).

(iii) [Deleted].

(iv) Annual Increases. On the anniversary of each of October 6 of each year (as to the Phase 1 Rent) and October 6 of each year (as to the Phase 2A Rent), the then current Minimum Rental for the relevant Phase shall be increased by two percent (2%).

(v) Partial Months. If the obligation to pay Minimum Rental hereunder commences on other than the first day of a calendar month or if the Term of this Lease terminates on other than the last day of a calendar month, the Minimum Rental for such first or last month of the Term of this Lease, as the case may be, shall be prorated based on the number of days the Term of this Lease is in effect during such month. If an increase in Minimum Rental becomes effective on a day other than the first day of a calendar month; the Minimum Rental for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.

(d) Rental Amounts During First Extended Term.

If Tenant properly exercises its right to extend the Term of this Lease pursuant to Section 2.6 hereof, the Minimum Rental during the first year of the first extended term shall be equal to one hundred percent (100%) of the fair market rental value (as defined below), determined as of the commencement of such extended term in accordance with this paragraph. Upon Landlord’s receipt of a proper notice of Tenant’s exercise of its option to extend the Term of this Lease, the parties shall have thirty (30) days in which to agree on the Fair Market Rental at the commencement of the first extended term for the uses permitted hereunder. If the parties agree on such Fair Market Rental, they shall execute an amendment to this Lease stating the amount of the applicable minimum monthly rental (including the indexed amounts applicable during subsequent years of the first extended term as described above in Section 3.l(c)(iv)). If the parties are unable to agree on such rental within such thirty (30) day period, then within thirty (30) days after the expiration of such period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years experience appraising similar commercial properties in the County in which the Real Property is located to appraise and set the Fair Market Rental for the Premises at the commencement of the first extended term in accordance with the provisions of this Section 3. l(d). If either party fails to appoint an appraiser within the allotted time, the single appraiser appointed by the other party shall be the sole appraiser. If an appraiser is appointed by each party and the two appraisers so appointed are unable to agree upon a Fair Market Rental within thirty (30) days after the appointment of the second, the two appraisers shall appoint a third similarly qualified appraiser within ten (10) days after expiration of such 30-day period; if they are unable to agree upon a third appraiser, then either party may, upon not less than five (5) days notice to the other party, apply to the Presiding Judge of the Superior Court of the County in which the Real Property is located for the appointment of a third qualified appraiser. Each party shall bear its own legal fees in connection with appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within thirty (30) days after the appointment of the third appraiser, the third appraiser shall set the Fair Market Rental for the first extended term by selecting the appraised value determined by the first two appraisers which is closest to his own determination, and shall so notify the parties, which determination shall be binding on the parties and shall be enforceable in any further proceedings relating to this Lease. For purposes of this Section 3.1(d), the “Fair Market Rental” of the

Premises shall be determined with reference to the then prevailing market rental rates for properties in the City of San Carlos with improvements and common area improvements comparable to those then existing in the Premises and paid for by Landlord.

(e) Rental Amounts During Second Extended Term.

If Tenant properly exercises its right to a second extended Term of this Lease pursuant to Section 2.6 hereof, the Minimum Rental during such second extended term shall be determined in the same manner provided in the preceding paragraph for the first extended term (including the rental increase provision for years after the first year of such second extended term), except that the determination shall be made as of the commencement of the second extended term.

3.2 Late Charge.

If Tenant shall fail to pay, when the same is due and payable (after giving effect to any applicable notice and cure period), any rent or other amounts due Landlord hereunder, such unpaid amounts shall bear interest for the benefit of the Landlord at a rate equal to the lesser of ten percent (10%) per annum or the maximum rate permitted by law, from the date due to the date of payment. Tenant further acknowledges that late payment of rent will cause Landlord to incur certain costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine with certainty. For this reason, in addition to interest, if Tenant shall fail to pay (which for purposes of this paragraph, “pay” shall mean actual receipt of the payment by Landlord) any installment of rent by the fifth (5th) day of the calendar month for which such installment is due, a late charge equal to five percent (5%) of the overdue installment of rent automatically shall be due without further notice, and shall be in addition to all other sums due. The parties agree that this additional late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant

4. PARKING.

Landlord and Tenant agree that the Common Areas of the Real Property shall include not less than 690 parking spaces. Commencing on the Effective Date and ending on the Building 2 Termination Date, Tenant shall be entitled to 361 spaces, and commencing on the Building 2 Termination Date and ending on the Building 1 Termination Date, Tenant shall be entitled to 224 spaces, all in addition to those spaces provided in and subject to the Parking Lease.

5. CONSTRUCTION.

5.1 Construction of Improvements.

(a) Base Building Work: Performance and Payment.

Landlord has constructed Building 1 and Building 2 pursuant to its obligations under the Original Lease and Landlord and Tenant agree, subject to Section 5.1(c) below, that Landlord’s obligations in connection with such construction have been fully and satisfactorily performed.

(b) Tenant’s Work; Phase 2A Improvements.

Tenant has constructed Tenant Improvements within Phase 1A Phase 1B of the Premises in accordance with the prior lease, and may make such future improvements and modifications to the same as set forth herein. Tenant and Landlord agreed under the Original Lease to provide Tenant with a Tenant improvement Allowance for tenant improvements within each Phase of the Premises equal to $100 per Usable Square Foot. Tenant and Landlord agree that this obligation has been satisfied as to Phase 1, and further agree Landlord shall construct improvements to Phase 2A pursuant to that Work Letter attached hereto as Exhibit C, and that such improvements constructed pursuant to the Work Letter shall meet Landlord’s obligations as to $70 per Usable Square Foot of Phase 2A, or such higher amount per Usable Square Foot actually expended by Landlord in constructing improvements within Phase 2A.

(c) Compliance with Law.

Landlord warrants to Tenant that the Base Building Work and any other improvements constructed by Landlord from time to time shall not violate any applicable law, building code, regulation or ordinance in effect on the applicable Rent Commencement Date or at the time such improvements are placed in service. If it is determined that any of these warranties have been violated, then it shall be the obligation of the Landlord, after written notice from Tenant, to correct the conditions(s) constituting such violation promptly, at Landlord’s sole cost and expense.

6. TAXES.

6.1 Personal Property.

Tenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of (a) any and all alterations, additions and items installed or placed on or in the Premises and taxed as personal property rather than as real property, and/or (b) all personal property, trade fixtures and other property placed by Tenant on or about the Premises. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant’s payment thereof. If at any time during the Term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as part of the Real Property, then such tax or assessment shall be paid by Tenant to Landlord within thirty (30) days after presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this Section 6.1.

6.2 Real Property Taxes.

(a) Real Property Taxes.

Commencing with the Effective Date and continuing for each calendar year, or tax year at Landlord’s option (such “tax year” being a period of twelve (12) consecutive calendar months for which the applicable taxing authority levies or assesses real property taxes), for the balance of the Lease Term, Tenant shall pay to Landlord the Tenant’s Operating Cost Share of all real property taxes, pursuant to Section 7.2(a) below. Such sum for any partial year of the Lease Term shall be prorated on the basis of the number of days of such partial year. Landlord also shall provide Tenant with a copy of the applicable tax bill or tax statement from the taxing authority. In addition to any other amounts due from Tenant to Landlord, if Tenant fails to pay the real property taxes to Landlord as herein required, Tenant shall pay to Landlord the amount of any interest, penalties or late charges caused by Tenant’s late payment.

(b) Protests.

If the Premises are separately assessed, Tenant shall have the right, by appropriate proceedings, to protest or contest in good faith any assessment or reassessment of real property taxes, any special assessment, or the validity of any real property taxes or of any change in assessment or tax rate; provided, however, that prior to any such challenge Tenant must either (a) pay the taxes alleged to be due in their entirety and seek a refund from the appropriate authority, or (b) post bond in an amount sufficient to insure full payment of the real property taxes. In any event, upon a final determination with respect to such contest or protest, Tenant shall promptly pay all sums found to be due with respect thereto. In any such protest or contest, Tenant may act in its own name, and at the request of Tenant, Landlord shall cooperate with Tenant in any way Tenant may reasonably require in connection with such contest or protest, including signing such documents as Tenant reasonably shall request, provided that such cooperation shall be at no expense to Landlord and shall not require Landlord to attend any appeal or other hearing. Any such contest or protest shall be at Tenant’s sole expense, and if any penalties, interest or late charges become payable with respect to the real property taxes as a result of such contest or protest, Tenant shall pay the same.

(c) Refunds.

If Tenant obtains a refund as the result of Tenant’s protest or contest and subject to Tenant’s obligation to pay Landlord’s costs (if any) associated therewith, Tenant shall be entitled to such refund to the extent it relates to Phase 1 or Phase 2A (to the extent occupied by Tenant) of the Premises during the Lease Term.

(d) Other Taxes.

If at any time during the Lease Term under the laws of the United States Government, state, county or city, or any political subdivision thereof in which the Premises are situated, a tax or excise on rent or any other tax however described is levied or assessed by any such political body against Landlord on account of rentals payable to Landlord hereunder, such tax or excise shall be considered “real property taxes” for the purposes of this Section 6.2, excluding, however, from such tax or excise any amount assessed against Landlord as state or federal income tax.

(e) Tax and Insurance Escrows.

To the extent required by any lender of Landlord, Tenant shall timely pay all tax and insurance impound payments due on the Premises.

7. OPERATING EXPENSES.

7.1 Payment of Operating Expenses.

(a) Tenant’s Operating Cost Share.

(i) Commencing on the Effective Date through the Building 1 Termination Date or the Building 2 Termination Date, as applicable, Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as additional rental: (i) an amount equal to Tenant’s Operating Cost Share multiplied by the Operating Expenses defined in Section 7.2, and (ii) an amount equal to Tenant’s Operating Cost Share multiplied by the Exterior Common Area Cost.

(ii) [Deleted]

(iii) [Deleted].

(iv) The term “Tenant’s Operating Cost Share” means 72.98% through and until the Building 2 Termination Date and thereafter means 46.47% through and until the Building 1 Termination Date. “Tenant’s Exterior Common Area Cost Share” shall be equal to the Tenant’s Operating Cost Share as established from time to time.

(b) Adjustment of Tenant’s Operating Cost Share.

If at any time the percentage the gross square footage of the Premises as a part of the combined gross square footage of Buildings 1 and 2 should change, then Tenant’s Operating Cost Share shall be adjusted to be equal to the new percentage determined by dividing the new gross square footage of the Premises by the new gross square footage of Buildings 1 and/or 2 (as applicable).

7.2 Definition of Operating Expenses.

(a) Inclusions.

Subject to the exclusions and provisions hereinafter contained, the term “Operating Expenses” shall mean the total costs and expenses incurred by Landlord or Tenant for operation and maintenance of the Buildings and the Real Property, including, without limitation, costs and expenses of:

(i) insurance premiums for insurance carried by Landlord pursuant to Section 12.1 (which may include, at Landlord’s option, flood, earthquake or environmental remediation insurance), insurance deductibles, provided that any increase in premiums for flood, earthquake or environmental remediation coverage which is in excess of twenty five percent of the previous years’ premium shall not be included in Operating Expenses;

(ii) the operation, repair and maintenance of the Building and Common Areas in a first class condition including but not limited to sidewalks, parking areas, curbs, roads, driveways, lighting standards, landscaping, sewers, water, gas and electrical distribution systems and facilities, drainage facilities, and all signs, both illuminated and non-illuminated that are now or hereafter in the Buildings and on the Real Property;

(iii) all Common Area utilities and services not separately metered to Tenant;

(iv) real and personal property taxes and assessments or substitutes therefor levied or assessed against the Real Property or any part thereof, including (but not limited to any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on landlords in addition to taxes now in effect;

(v) supplies, equipment, utilities and tools used in the operation and maintenance of the Real Property;

(vi) capital improvements to the Real Property, the Improvements or the Buildings including, without limitation, all structural, roof, HVAC (defined as heating, ventilation, and air conditioning equipment and fixtures related thereto) serving the Common Areas, plumbing and electrical systems costing Seventy-Five Thousand Dollars ($75,000) or less, provided that the cost of all other capital improvements shall be amortized over the useful life of any such capital improvement (calculated in accordance with GAAP) and included in Operating Expenses;

(vii) [Deleted]

(viii) market rate lease costs for equipment; and

(ix) any other costs (including, but not limited to, any parking or utilities fees or surcharges) allocable to or paid by Landlord, as owner of the Real Property, Buildings or Improvements, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of any declaration of covenants, conditions and restrictions now or hereafter affecting the Real Property or any other property over which Tenant has non-exclusive use rights as contemplated in Section 1.1(b) hereof.

(b) Exclusions.

Notwithstanding anything to the contrary contained in this Lease, the following shall not be included within Operating Expenses:

(i) Leasing commissions, attorneys’ fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating or improving space for tenants or other occupants or prospective tenants or other occupants of the Real Property;

(ii) The cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and operating expenses payable under the lease with that tenant;

(iii) Any depreciation on the Buildings or on any other improvements on the Real Property;

(iv) Expenses in connection with services or other benefits of a type that are not offered or made available to Tenant but that are provided to another tenant of the Real Property or of any other property owned by Landlord;

(v) Costs incurred due to Landlord’s violation of any terms or conditions of this Lease or of any other lease relating to the Buildings or to any other portion of the Real Property;

(vi) Overhead profit increments paid to any subsidiary or affiliate of Landlord for services other than management on or to the Real Property, or for supplies or other materials to the extent that the cost of the services, supplies or materials exceeds the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis;

(vii) All interest, loan fees and other carrying costs related to any mortgage or deed of trust, and all rental and other amounts payable under any ground or underlying lease, or above market lease payments under any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to the Buildings and/or equipment the costs of which, if purchased, would be considered an amortizable Operating Expense under the provisions above, notwithstanding the capital nature of such equipment);

(viii) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(ix) Advertising and promotional expenditures;

(x) Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority or of this Lease or any other lease of any portion of the Real Property or any other property owned by Landlord, or due to Landlord’s gross negligence or willful misconduct;

(xi) Property management fees;

(xii) Costs for sculpture, paintings or other objects of art, and for any insurance thereon or extraordinary security in connection therewith other than that provided in connection with the initial construction of the Buildings or the Common Area improvements on the Real Property;

(xiii) Wages, salaries or other compensation paid to any executive employees above the grade of building manager;

(xiv) The cost of containing, removing or otherwise remediating any contamination of the Real Property (including the underlying land and groundwater) by any toxic or Hazardous Materials (as defined in Section 11.4(a), below) for which Landlord is responsible under Section 11.4, below; and

(xv) Premiums for earthquake, environmental remediation or flood insurance coverage other than as permitted under Section 7.2(a), above.

(xvi) Operating Expenses shall not include any costs attributable to the work for which Landlord is required to pay under Article 5 or Exhibit C, nor any costs attributable to the initial construction of the Buildings or of Common Area improvements on the Real Property.

7.3 Determination of Operating Expenses.

During the last month of each calendar year of the Term of this Lease (“Lease Year”), or as soon thereafter as practical, Landlord shall provide Tenant notice of Landlord’s estimate of the Operating Expenses for the ensuing Lease Year or applicable portion thereof. On or before the first day of each month during the ensuing Lease Year or applicable portion thereof, beginning on the Phase 1 Rent Commencement Date, Tenant shall pay to Landlord Tenant’s Operating Cost Share of the portion of such estimated Operating Expenses allocable (on a pro rata basis) to such month; provided, however, that if such notice is not given in the last month of a Lease Year, Tenant shall continue to pay on the basis of the prior year’s estimate, if any, until the month after such notice is given. If at any time or times it appears to Landlord that the actual Operating Expenses will vary from Landlord’s estimate by more than four percent (4%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

7.4 Final Accounting For Lease Year.

(a) Annual Statement.

Within ninety (90) days after the close of each Lease Year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of Tenant’s Operating Cost Share of the Operating Expenses for such Lease Year prepared by Landlord from Landlord’s books and records, which statement shall be final and binding on Landlord and Tenant (except as provided in Section 7.4(b)). If on the basis of such statement Tenant owes an amount that is more or less than the estimated payments for such Lease Year previously made by Tenant, Tenant or Landlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement. Failure or inability of Landlord to deliver the annual statement within such ninety (90) day period shall not impair or constitute a waiver of Tenant’s obligation to pay Operating Expenses, or cause Landlord to incur any liability for damages.

(b) Audit Rights.

At any time within one hundred twenty (120) days after receipt of Landlord’s annual statement of Operating Expenses as contemplated in Section 7.4(a), Tenant shall be entitled, upon reasonable written notice to Landlord and during normal business hours at Landlord’s office or such other places as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination of Operating Expenses for the immediately preceding Lease Year covered by such annual statement or, if Tenant so elects by written notice to Landlord, to request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a certified public accountant appointed by the Presiding Judge of the County Superior Court in which the Real Property is located upon the application of either Landlord or Tenant (with notice to the other party). In either event, such certified public accountant shall be one who is not then employed in any capacity by Landlord or Tenant. The audit shall be limited to the determination of the amount of Operating Expenses for the subject Lease Year, and shall be based on generally accepted accounting principles and tax accounting principles, consistently applied. If it is determined, by mutual agreement of Landlord and Tenant or by independent audit, that the amount of Operating Expenses billed to or paid by Tenant for the applicable Lease Year was incorrect, then the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days after the final determination of such deficiency or overpayment. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses for the subject Lease Year by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit. Each party agrees to maintain the confidentiality of the findings of any such audit.

7.5 Proration.

If the Rent Commencement Date for Phase 1 or Phase 2A falls on a day other than the first day of a Lease Year and/or if the Building 1 Termination Date or the Building 2 Termination Date falls on a day other than the last day of a Lease Year, then the amount of Operating Expenses payable by Tenant with respect to such first or last partial Lease Year shall be prorated on the basis which the number of days during such Lease Year in which this Lease is in effect bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 7.4 to be performed after such termination.

7.6 Reserve Account.

Tenant shall each month, commencing on the Phase 1 Rent Commencement Date and on the first day of each calendar month thereafter of the Lease term, deposit into a segregated, interest bearing bank account in a federally insured bank or savings institute an amount equal to one percent (1%) of the monthly rent due for that month, to provide for future replacements to improvements and fixtures within the Premises (the “Reserve Account”); provided that if at any time the amount held in the Reserve Account is equal to the product of thirty six months times the amount of the monthly contribution, Tenant’s obligation to make additional deposits shall be temporarily suspended. Tenant’s obligation to make such deposits shall resume at such time as the amount in the Reserve Account drops below such amount. The Reserve Account shall remain the property of Tenant, but disbursements from the Reserve Account shall be made only by joint check executed by Landlord and Tenant upon the mutual consent of Landlord and Tenant, which consent shall not be unreasonably withheld, delayed or conditioned. Landlord shall, within ten (10) days after receipt of a written request, either sign any such check or convey in writing to Tenant any objections to signing the check, and shall thereafter diligently work with Tenant to resolve any differences with regard to the disbursement. Notwithstanding the foregoing, if Tenant, pursuant to the Lease, is required to make certain repairs, improvements, or replacements to the Premises or Common Area but fails to do so within the time allowed hereunder (subject to any applicable cure period), then Landlord, as provided under the Lease, may make such repairs, improvements, or replacements, and may disburse funds from the Reserve Account, without Tenant’s consent or signature on the disbursement check(s), to pay for the cost of the repairs, improvements, or replacements. Any amount in the Reserve Account remaining at the expiration of the Lease shall remain the property of Tenant.

7.7 Property Management Fee.

Commencing with the execution of this Lease, Tenant shall pay to Landlord a monthly fee (“Management Fee”) to cover costs of property management services in an amount not to exceed one percent (1.00%) of the Minimum Rental for the Premises whether or not Landlord incurs fees payable to any third party to provide such services and without regard to the actual costs incurred by Landlord for such services.

8. UTILITIES.

8.1 Payment.

Commencing with the Phase 1 Rent Commencement Date and thereafter throughout the Term of this Lease, Tenant shall pay, before delinquency, all charges for water, trash collection, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or with respect to the Premises, including any taxes on such services and utilities, and Tenant’s Operating Cost Share of all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or with respect to the Common Areas. It is the intention of the parties that to the extent feasible, all services provided to the Premises (as opposed to the Common Areas and as the same shall exist from time to time) shall be separately metered to the Premises.

8.2 Interruption.

There shall be no abatement of rent or other charges required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used with respect to the Premises because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause, except the gross negligence or willful misconduct of Landlord, its employees and/or agents.

9. ALTERATIONS.

9.1 Right To Make Alterations.

Tenant shall make no alterations, additions or improvements to the Premises, other than interior non-structural alterations (“Cosmetic Alterations”) costing less than One Hundred Thousand Dollars ($100,000) in the aggregate during any twelve (12) month period, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, and if Tenant so requests, Landlord shall specify whether Landlord intends to require that Tenant remove such Cosmetic Alterations (or any specified portions thereof) upon expiration or termination of this Lease. Landlord’s failure to respond within fifteen (15) days of Tenant’s request or notice to Landlord shall be deemed Landlord’s consent to allow the Cosmetic Alterations to remain with the Premises at the end of the Lease Term. Tenant shall provide to Landlord copies of any plans submitted to any governmental agency in connection with the construction of any Cosmetic Alterations, within thirty (30) days of such submittal. All alterations, additions and improvements shall be completed with due diligence in a first-class, workmanlike manner, in compliance with plans and specifications approved in writing by Landlord and in compliance with all applicable laws, ordinances, rules and regulations, and to the extent Landlord’s consent is not otherwise required hereunder for such alterations, additions or improvements, Tenant shall give prompt written notice thereof to Landlord. With respect to all proposed alterations (other than Cosmetic Alterations or otherwise), Tenant shall provide Landlord with a cost estimate to perform the alterations, a set of plans and specifications for the proposed work, and a set of final “as built” plans of the work actually performed. Tenant shall cause any contractors engaged by Tenant for work in the Buildings or on the Real Property to maintain public liability and property damage insurance, and other customary insurance, with such terms and in such amounts as Landlord may reasonably require, naming as additional insureds Landlord and any of its partners, shareholders, property managers and lenders designated by Landlord for this purpose, and shall furnish Landlord with certificates of insurance or other evidence that such coverage is in effect. Notwithstanding any other provisions of this Section 9.1, under no circumstances shall Tenant make any structural alterations or improvements, or any changes to the roof or equipment installations on the roof, or any substantial changes or alterations to the building systems, except Cosmetic Alterations, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Landlord’s failure to respond within fifteen (15) days following Tenant’s request shall be deemed approval. Landlord shall receive no fee for supervision, profit, overhead or general conditions, but shall be entitled to be reimbursed by Tenant for any reasonable costs incurred by Landlord in connection with its retention of third parties to assist in its review of Tenant’s request for consent in connection with any alterations, additions or improvements constructed or installed by Tenant under this Lease after the date hereof.

9.2 Title To Alterations.

All alterations, additions and improvements installed in, on or about the Premises at Tenant’s expense shall belong to Tenant during the Lease Term and upon expiration or earlier termination shall become part of the Real Property and shall become the property of Landlord, unless Landlord elects (at the time it grants consent to installation) to require Tenant to remove the same upon the termination of this Lease; provided, however, that the foregoing shall not apply to Tenant’s movable furniture and equipment and trade fixtures. Tenant shall promptly repair any damage caused by its removal of any such alterations, additions and improvements, furniture, equipment or trade fixtures. Landlord shall not be entitled to require removal unless Landlord specified its intention to do so at the time of granting of Landlord’s consent to the requested alterations, additions or improvements. Notwithstanding any other provisions of this Article 9, however, under no circumstances shall Tenant have any obligation to remove from the Buildings or the Real Property, at the expiration or termination of this Lease, any of the Tenant Improvements constructed by Landlord.

9.3 Tenant Fixtures and Personal Property.

Subject to Section 9.2 and to Section 9.5, Tenant may install, remove and reinstall trade fixtures without Landlord’s prior written consent, except that installation and removal of any fixtures which are affixed to the Buildings or the Real Property or which affect the exterior or structural portions of the Buildings or the building systems shall require Landlord’s written approval, which approval shall not be unreasonably withheld, delayed or conditioned.

9.4 No Liens.

Tenant shall at all times keep the Premises free from all liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Buildings or the Real Property. Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Buildings and the Real Property no later than the thirtieth day following recordation of such lien. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys’ fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant. Tenant shall at no time voluntarily place any fixture filing or otherwise grant a security interest in any alterations, additions or improvements installed in, on or about the Premises.

9.5 Signs.

Tenant shall have the right to a proportionate share of external and monument signage, in proportion to the ratio between the Useable Square Footage in Tenant’s Premises and the total Useable Square Footage on the Real Property, provided however, Tenant shall have the right to continue to display its corporate name and logo on the exterior of the Buildings in the size and manner it is displayed as of the Effective Date (subject to changes in applicable laws or regulations requiring a modification to such signage).

10. MAINTENANCE AND REPAIRS.

10.1 Tenant’s Obligation for Maintenance.

(a) Good Order, Condition and Repair.

(i) In addition to Tenant’s obligation to pay Tenant’s Operating Cost Share as required by Section 7, Tenant’s repair and maintenance obligation shall be limited to the repair and maintenance of the interior of the Premises, as the same shall exist from time to time (being defined as the floor surfaces, ceiling, interior wall surfaces, electrical, plumbing, HVAC equipment exclusively serving the Premises and telephone and communications systems within such interior).

(b) [Deleted].

(c) Landlord’s Remedy.

If Tenant, after notice from Landlord, fails to make or perform promptly any repairs or maintenance which are the obligation of Tenant hereunder, Landlord shall have the right, but shall not be required, to enter the Buildings and make the repairs or perform the maintenance necessary to restore the Buildings to good and sanitary order, in a first class condition and repair. In such case, immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.

(d) Condition Upon Surrender.

At the expiration or sooner termination of this Lease, Tenant shall surrender the Premises, including any additions, alterations and improvements thereto, broom clean, in good and sanitary order, in a first class condition and repair, free from Hazardous Materials caused to be present by Tenant, its agents or invitees (it being understood and agreed that Tenant shall have no responsibility for Hazardous Materials that have migrated onto the Real Property through the air, water or soils), ordinary wear and tear excepted, and delivered free of radioactive licenses or other restrictions on use, first, however, removing all goods and effects of Tenant and all fixtures and items required to be removed or specified to be removed at Landlord’s election pursuant to this Lease, and repairing any damage caused by such removal. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Premises by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord’s election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant’s cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.

10.2 Landlord’s Obligation for Maintenance.

(a) Good Order, Condition and Repair.

Landlord, at its cost and expense, but subject to Tenant’s obligation to pay the Tenant’s Operating Cost Share as required by Section 7.1, shall keep and maintain in good and sanitary order, in a first class condition and repair, all Common Areas and each such Building and every part thereof, wherever located, including, but not limited to the structural components of the Buildings, the roof, signs, exterior, interior, walls, ceiling, electrical system, plumbing system, telephone and communications systems of each such Building, all the HVAC equipment and related mechanical systems serving each such Building, all doors, door checks, windows, plate glass, door fronts, plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces of each such Building and all other interior repairs, foreseen and unforeseen, (except the interior of the Premises and the systems designated for Tenant’s exclusive use required to be repaired and maintained by Tenant as required by Section 10.1(a) above).

(b) No Abatement.

There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises or Common Areas, or in or to improvements, fixtures, equipment and personal property therein.

(c) Landlords’ Right of Entry for Repairs.

Landlord and Landlord’s agents shall have the right to enter upon the Premises, or any part thereof, for the purpose of performing any repairs or maintenance Landlord is permitted to make pursuant to this Lease, and of ascertaining the condition of the Premises or whether Tenant is observing and performing Tenant’s obligations hereunder, all without unreasonable interference from Tenant or Tenant’s agents. Except for emergency maintenance or repairs, the right of entry contained in this Section shall be exercisable at reasonable times, at reasonable hours and on reasonable notice (which shall not be less than twenty-four (24) hours).

11. USE OF PROPERTY.

11.1 Permitted Use.

Subject to Sections 11.3, and 11.4 hereof, Tenant shall use the Premises solely for an office and laboratory research and development facility, including (but not limited to) storage and use of small laboratory animals, and other lawful purposes reasonably related to or incidental to such specified uses (subject in each case to receipt of all necessary approvals from the City and County in which the Real Property is located and other governmental agencies having jurisdiction over the Buildings and uses therein), and for no other purpose.

11.2 No Nuisance.

Tenant shall not use the Premises for or carry on or permit upon the Premises or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor commit or allow to be committed any waste in, on or about the Premises. Tenant shall not do or permit anything to be done in or about the Premises, nor bring nor keep anything therein, which will in any way cause the Premises to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

11.3 Compliance With Laws.

Tenant shall not use the Premises or permit the Premises to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Premises equipped with all safety appliances required by law, ordinance or insurance on the Premises, or any order or regulation of any public authority, because of Tenant’s particular use of the Premises. Tenant shall procure at its costs all licenses and permits required for Tenant’s use of the Premises. Tenant shall use the Premises in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply, at its expense, with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the use of the Premises by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such structural and nonstructural alterations and additions thereto as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Premises (collectively, “Requirements”) because of Tenant’s construction of improvements in or other particular use of the Premises. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant.

11.4 Environmental Matters.

(a) Definition of Hazardous Materials.

For purposes of this Lease, “Hazardous Materials” shall mean the substances included within the definitions of the term “hazardous substance” under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 et seq., and the regulations promulgated thereunder, as amended, (ii) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., and regulations promulgated thereunder, as amended, (iii) the Hazardous Materials Release Response Plans and Inventory Act, California Heath & Safety Code §§ 2-5500 et seq., and regulations, promulgated thereunder, as amended, and (iv) petroleum; “hazardous waste” shall mean (i) any waste listed as or meeting the identified characteristics of a “hazardous waste” under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., and regulations promulgated pursuant thereto, as amended, (ii) any waste meeting the identified characteristics of “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under the California Hazardous Waste Control Law, California Health & Safety Code §§ 25 100 et seq., and regulations promulgated pursuant thereto, as amended (collectively, the “CHWCL”), and/or (iii) any waste meeting the identified characteristics of “medical waste” under California Health & Safety Code §§ 25015-25027.8, and regulations promulgated thereunder, as amended; and “hazardous waste facility” shall mean a hazardous waste facility as defined under the CHWCL.

(b) Tenant’s Obligations Re: Hazardous Substances.

(i) Tenant shall not cause or permit any Hazardous Material or hazardous waste to be brought upon, kept, stored or used in or about the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, except that Tenant, in connection with its permitted use of the Premises as provided in Section 11.1, may keep, store and use materials that constitute Hazardous Materials which are customary for such permitted use, provided such Hazardous Materials are kept, stored and used in quantities which are customary for such permitted use and are kept, stored and used in full compliance with clauses (ii) and (iii) immediately below.

(ii) Tenant shall comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment and/or disposal of Hazardous Materials or wastes by Tenant or its agents or employees.

(iii) Tenant shall not (A) operate on or about the Premises any facility required to be permitted or licensed as a hazardous waste facility or for which interim status as such is required, nor (B) store any hazardous wastes on or about the Premises for ninety (90) days or more, nor (C) conduct any other activities on or about the Premises that could result in the Premises being deemed to be a “hazardous waste facility” (including, but not limited to, any storage or treatment of Hazardous Materials or hazardous wastes which could have such a result).

(iv) Tenant shall comply with all applicable laws, rules, regulations, orders and permits relating to underground storage tanks installed by Tenant or its agents or employees or at the request of Tenant (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health & Safety Code § 25281(x), including, without limitation, complying with California Health & Safety Code §§ 25280-25299.7 and the regulations promulgated thereunder, as amended. Upon request by Landlord, Tenant shall furnish to Landlord copies of all registrations and permits issued to or held by Tenant from time to time for any and all underground storage tanks located on or under the Real Property. Notwithstanding the foregoing, Tenant shall not install any underground storage tanks at the Real Property without Landlord’s prior written consent, which Landlord may withhold in its reasonable discretion.

(v) Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove the same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for the storage or disposal of such matter in a clean and sanitary condition. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system of the Buildings for the disposal of anything except as permitted by any governmental entity.

(vi) At reasonable times and upon reasonable prior notice, prior to the expiration or earlier termination of the Lease Term, Landlord shall have the right to conduct (a) an annual hazardous waste investigation of the Premises and (b) if Landlord has reasonable cause to believe that any contamination exists on, in, under, or around the Buildings or the Premises, such other tests of the Premises and the Buildings as Landlord may deem necessary or desirable to demonstrate whether contamination has occurred as a result of Tenant’s use of the Premises. Tenant shall be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against any and all claims, demands or actions, arising out of or in connection with any removal, clean up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the time of any such contamination caused by Tenant, its employees or agents. Landlord shall pay for the cost of the annual investigation and other tests of the Premises, unless it has been determined that Tenant, its employees or agents have caused contamination of the Premises with Hazardous Materials, in which case Tenant shall bear such costs. Tenant shall pay the reasonable costs required to perform or conduct any closure study, exit audit or similar investigation required by then applicable laws.

(vii) Tenant shall surrender the Premises at the expiration or earlier termination of this Lease free of any Hazardous Materials caused to be present by Tenant, its employees or agents and free and clear of all judgments, liens or encumbrances relating thereto and at its own cost and expense, shall repair all damage and clean up or perform any remedial action necessary relating to any Hazardous Materials caused to be present by Tenant, its employees or agents. Tenant, at its sole cost and expense, shall, following Landlord’s request, remove any alterations or improvements that may be contaminated or contain Hazardous Materials caused to be present by Tenant, its employees or agents.

(c) Tenant’s Indemnity.

Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses (including, but not limited to, loss of rental income and diminution in value), damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (A) any failure by Tenant to comply with any provisions of this Section 11.4, or (B) any receipt, use handling, generation, transportation, storage, treatment, release and/or disposal of any Hazardous Material or waste or any radioactive material or radiation on or about the Premises as a proximate result of Tenant’s use of the Premises or as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee, vendor or invitee of Tenant.

(d) Survival.

The provisions of this Section 11.4 shall survive the termination of this Lease.

12. INSURANCE AND INDEMNITY.

12.1 Landlord’s Insurance.

During the Lease Term, Landlord shall keep and maintain, or cause to be kept and maintained, as part of Operating Expenses, a policy or policies of insurance on the Buildings insuring the same against loss or damage by the following risks: fire and extended coverage, vandalism, malicious mischief, sprinkler leakage (if sprinklers are required in the Buildings under applicable building code provisions, or are installed by Tenant in the absence of such requirement) in amounts not less than ninety percent (90%) of Full Replacement Value of the Buildings, (including both the Buildings and any tenant improvements), or the amount of such insurance Landlord’s lender requires Landlord to maintain. The term “Full Replacement Value” shall mean actual replacement cost, including changes required by new building codes or ordinances (exclusive of the cost of excavation, foundations and footings). Such insurance shall show, as a loss payee in respect of the Premises, Landlord, Tenant and any ground lessor or mortgagee of Landlord required to be named pursuant to its mortgage documents, as their interests may appear. Landlord, subject to availability thereof and, as part of Operating Expenses, shall further insure as Landlord deems appropriate coverage against flood, earthquake, environmental remediation, loss or failure of building equipment, rental loss for a period of eighteen (18) months for periods of repair or rebuild, workmen’s compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance as to any improvements installed by Tenant, provided that such coverage does not duplicate coverages maintained by Tenant. Landlord, as part of the Operating Expenses, shall further carry General Liability with General Aggregate Amount & Per Occurrence Limit insurance with a single loss limit of not less than Five Million Dollars ($5,000,000) for death or bodily injury, or property damage with respect to the Real Property.

12.2 Tenant’s Insurance.

(a) Commercial General Liability Insurance.

During the Lease Term, Tenant shall keep and maintain, or cause to be kept and maintained, at Tenant’s sole cost and expense, a policy or policies of Commercial General Liability insurance, showing, as an additional insured in respect of the Premises, Landlord, Tenant, any management company retained by Landlord to manage the Premises, any ground lessor and any lender of Landlord required to be named pursuant to its loan documents. Such policy shall insure against any and all claims, demands or actions for injuries to persons, loss of life and damage to property occurring upon, in or about the Premises (including coverage for liability caused by independent contractors of Tenant or subtenants of Tenant working in or about the Premises), with minimum coverage in an amount not less than a Five Million Dollars ($5,000,000) combined single limit with respect to all bodily injury, death or property damage in any one accident or occurrence. In the event of a claim, action or demand relating to the Premises, the amount of any deductible or self-insured retention and/or any award in excess of the policy limits shall be the sole responsibility of Tenant.

(b) Tenant’s Risk.

Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise and equipment, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom relative to such damage except as more particularly heretofore set forth within this Lease. Tenant at Tenant’s cost may carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant, business interruption or other coverages.

(c) Other Insurance.

In addition to all other insurance required to be carried by Tenant hereunder, Tenant, throughout the Lease Term, shall provide and keep in force at Tenant’s sole cost and expense the following:

(i) Workman’s Compensation insurance to the full extent required under the laws of the State of California;

(ii) Insurance on Tenant’s equipment, personal property and other contents in, on or about the Premises insuring against loss or damage by all risks covered by “special form” coverage, in amounts equal to ninety percent (90%) of their full replacement value;

(iii) [Deleted]; and

(iv) Other nonduplicative insurance required by Landlord, in types and amounts consistent with commercially reasonable practice.

12.3 Insurers; Primary Insurance.

All policies of insurance provided for herein shall be on an occurrence basis and shall be issued by insurance companies with a general policy holder’s rating of not less than A- and a financial rating of not less than Class XV as rated in the most current available “Best’s” Insurance Reports. Such insurance companies shall be qualified to do business in the State of California. All such policies carried by Tenant shall name Landlord, any ground lessor and any lender (or its successors and assigns) as additional insureds, and shall be for the mutual and joint benefit and protection of Landlord, Tenant, any ground lessor and Landlord’s first mortgagee or beneficiary. All public liability and property damage policies carried by Tenant shall contain a provision that Landlord, although named as an insured, nevertheless shall be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance must contain a provision that the company writing said policy will give to Landlord thirty (30) days notice in writing in advance of any cancellation or lapse. All public liability, property damage and other casualty policies carried by Tenant shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. Tenant shall, upon request from Landlord from time to time, immediately deliver to Landlord copies of all insurance policies (including the declarations pages) in effect with respect to the Premises. All liability policies shall contain endorsements for cross-liability, fire, legal liability, broad form contractual liability, employer’s automobile non-ownership, products completed operation coverage and dram shop liability, as applicable.

12.4 Blanket Policy.

Notwithstanding anything to the contrary contained within this Section 12, Tenant’s obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that Landlord, any ground lessor and any lender shall be named as an additional insured thereunder as their interests appear, the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and the requirements set forth herein are otherwise satisfied.

12.5 Deductibles.

The deductible amounts, if any, with respect to all insurance, which Tenant is required to maintain hereunder, shall not exceed Twenty Thousand Dollars, ($20,000) per claim or occurrence. The amount of the deductibles, if any, within this limitation shall be a business decision by Tenant; under no circumstances shall Landlord be required to reimburse Tenant for the amount of any deductible incurred by Tenant in connection with any insured event, except to the extent the event resulting in the claim was caused by Landlord’s or Landlord’s agents’ gross negligence or willful misconduct.

12.6 Certificates.

Upon the execution and delivery of this Lease and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies theretofore maintained, Tenant shall deliver to Landlord certificates of insurance with respect to the policies of insurance required by this Lease or duplicate originals of all such policies. Landlord, upon reasonable notice, may inspect and copy any policies of insurance, and any records relating thereto kept and maintained by Tenant.

12.7 Adjustment in the Event of Loss.

Except as otherwise provided herein, all insurance proceeds payable with respect to any damage or destruction to the Premises (but not with respect to Tenant’s personal property, it being understood that insurance proceeds allocable to Tenant’s personal property shall be payable directly to Tenant) shall be payable to Landlord and Tenant, jointly, to be held in an interest bearing account. If Tenant and Landlord undertake to repair said damage in accordance with Article 15 below, the proceeds shall be made available to Tenant as to the tenant improvements and to Landlord as to the Building and Common Area used to fund the reconstruction. In all other events, the proceeds shall be the sole property of Landlord except otherwise expressly provided herein. Landlord shall be entitled to compromise, adjust or settle any and all claims with respect to insurance carried by it covering the Premises. Each party agrees to execute and deliver to the other party such releases, endorsements and other instruments as the other party reasonably may require in order to compromise, adjust or settle any insurance claim which such other party shall be entitled to compromise, adjust or settle pursuant to this paragraph and to enable the other party or its designee to collect such insurance proceeds as are payable in respect of such claim.

12.8 Proration Upon Termination.

If any of the insurance required to be carried by Tenant hereunder is still in effect at the termination of this Lease, Landlord may elect to terminate such insurance, or Landlord shall reimburse Tenant for the pro rata portion of the premium paid by Tenant for such insurance based upon the number of days remaining unexpired in such insurance.

12.9 Waiver of Subrogation.

To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other with respect to (i) damage to property, (ii) damage to the Premises or any part thereof, or (iii) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under clauses (i)-(iii) hereof are covered, and only to the extent of such coverage, by casualty insurance actually carried by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any casualty insurance policy denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Tenant shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

12.10 Indemnification.

(a) Tenant’s Indemnification Obligations.

Tenant shall indemnify, defend, and hold Landlord and its lenders, agents, employees, directors, officers, managers, members, partners, affiliates, independent contractors, and property managers (collectively, “Landlord’s Agents” or “Agents”) harmless from and against any and all claims, demands, liability, loss or damage, whether for injury to or death of persons or damage to real or personal property, arising out of or in connection with the Premises, Tenant’s use of the Premises, any activity, work, or other thing done, permitted, or suffered by Tenant in or about the Buildings, or arising from any reason or cause whatsoever in connection with the use or occupancy of the Premises by any party during the Term of this Lease, except to the extent that the event giving rise to the claim, demand, liability, loss or damage was caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents. Tenant shall further indemnify, defend, and hold Landlord and Landlord’s Agents harmless against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant or any officer, agent, employee, guest, or invitee of Tenant, and from and against all costs, attorneys’ fees, expenses, and liabilities incurred as a result of any such claim or any action or proceeding brought thereon. In any case, action, or proceeding brought against Landlord or Landlord’s Agents by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises from any cause arising prior to the later of the termination of this Lease or the date Tenant has performed all obligations under Section 10.1(d) and is no longer in possession of the Premises (except for such damage or injury caused by Landlord’s or Landlord’s Agents’ willful misconduct or gross negligence), and Tenant hereby waives all claims in respect thereof against Landlord and Landlord’s Agents. Tenant’s obligation to indemnify under this paragraph shall include attorneys’ fees, investigation costs, and other reasonable costs, expenses, and liabilities incurred by Landlord and Landlord’s Agents. If the ability of Tenant to use the Premises or the Buildings is interrupted for any reason, Landlord and Landlord’s Agents shall not be liable to Tenant for any loss or damages occasioned by such loss of use, except to the extent such loss or damages is caused by Landlord’s or its Agents’ willful misconduct or gross negligence.

(b) Landlord’s Indemnification Obligations.

Landlord shall indemnify, defend and hold Tenant and its members, partners, shareholders, officers, directors, agents and employees harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys’ fees), damages or expenses of any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise in, on or about the Premises by reason of the gross negligence or willful misconduct or omission by Landlord or Landlord’s Agents. Landlord shall further indemnify, defend, and hold Tenant and its members, partners, shareholders, officers, directors, agents and employees harmless against and from any and all claims arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease, and from and against all costs, attorneys’ fees, expenses, and liabilities incurred as a result of any such claim or any action or proceeding brought thereon. In any case, action, or proceeding brought against Tenant or its members, partners, shareholders, officers, directors, agents and employees by reason of any such claim, Landlord, upon notice from Tenant, shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant.

12.11 Limitation on Landlord Liability.

Neither Landlord nor Landlord’s Agents shall be liable for loss or damage to any property by theft or otherwise, or for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, or rain which may leak from any part of the Buildings or from the pipes, appliances, or plumbing works therein or from the roof, street, or subsurface or from any other place resulting from dampness or any other cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents. Neither Landlord nor Landlord’s Agents, shall be liable for interference with or loss of business by Tenant. Tenant shall give prompt written notice to Landlord in case of fire or accidents in the Premises or in the Buildings or of defects therein or in the fixtures or equipment belonging to Landlord. If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the Premises, and out of rent or other income from the Premises receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title, and interest in the Premises. Landlord’s Agents shall not be personally liable for any deficiency except to the extent liability is based upon willful misconduct. If Landlord is a partnership, joint venture, or limited liability company, the partners or members of such partnership or limited liability company, as the case may be, shall not be personally liable and no partner or member of Landlord (or of any affiliated entity) shall be sued or named as a party in any suit or action, or service of process be made against any partner or member of Landlord (or of any affiliated entity), except as may be necessary to secure jurisdiction of the partnership, joint venture, or limited liability company or to the extent liability is caused by willful misconduct. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee, or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any shareholder, director, officer, employee or agent of Landlord, except as may be necessary to secure jurisdiction of the corporation. No partner, member, shareholder, director, employee, or agent of Landlord (or of any affiliated entity) shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, employee, or agent of Landlord.

13. SUBLEASE AND ASSIGNMENT.

13.1 Assignment and Sublease of Building.

(a) Consent Required.

Except in connection with a Permitted Transfer, Tenant shall neither voluntarily nor by operation of law assign, sell, encumber, pledge or otherwise transfer all or any part of Tenant’s leasehold estate hereunder, or permit any other person (excepting Tenant’s agents and employees) to occupy the Premises or any portion thereof, without Landlord’s prior written consent, which consent shall be not be unreasonably withheld, delayed or conditioned Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of the Premises shall not constitute a waiver of Landlord’s right to require consent to any subsequent assignment, subletting or other transfer. If Tenant is a corporation, unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) of all outstanding stock or interests, or liquidation thereof, shall be deemed an assignment within the meaning and provisions of this section and the sale of all or substantially all of the assets of Tenant shall be deemed an assignment within the meanings and provisions of this section. The foregoing sentence shall not apply to: (i) any corporation or partnership which is a reporting company under the Securities Exchange Act of 1934, or (ii) a sale to an entity with a net worth, as designated in its most recent financial statement (no older than 3 months), equal to or greater than Tenant’s net worth on the Effective Date. Tenant shall reimburse Landlord for all of Landlord’s reasonable costs and attorneys’ fees incurred in conjunction with the processing and documentation of any required consent to assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant’s interest in and to the Premises, not to exceed One Thousand Dollars ($1,000) per request plus reasonable out-of-pocket expenses payable to third parties. Any purported sublease or assignment of Tenant’s interest in this Lease requiring but not having received Landlord’s consent thereto (to the extent such consent is required hereunder) shall be void.

(b) Permitted Transfers.

Notwithstanding the foregoing, (i) any bona fide financing or capitalization, including a public offering of the common stock of Tenant, shall not be deemed to be an assignment hereunder; and (ii) Tenant shall have the right to assign this Lease or sublet the Buildings, or any portion thereof, without Landlord’s consent, to any Affiliate of Tenant, or to any entity which results from a merger, reorganization or consolidation with Tenant, or to any entity which acquires substantially all of the stock or assets of Tenant as a going concern (hereinafter each a “Permitted Transfer”). For purposes of the preceding sentence, an “Affiliate” of Tenant shall mean any entity in which Tenant owns at least a twenty five percent (25%) equity interest, any entity which owns at least a twenty five percent (25%) equity interest in Tenant and/or any entity which is related to Tenant by a chain of ownership interests involving at least twenty five percent (25%) equity interest at each level in the chain. Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer. The transferee under such Permitted Transfer shall be and remain subject to all of the terms and provisions of this Lease.

(c) Consent Required.

Landlord’s consent may be based upon a determination that the same type, class, nature and quality of business, services, management and financial soundness of ownership shall exist after the proposed assignment or subletting and, provided further, that each and every covenant, condition and obligation imposed upon Tenant by this Lease and each and every right, remedy and benefit afforded Landlord by this Lease and the underlying purpose of this Lease is not thereby impaired or diminished. The determination by Landlord as to whether consent will be granted in any specific instance may be based on, without limitation, the following factors, which shall be in Landlord’s reasonable discretion: (a) whether the transferee’s use of the Premises will be compatible with the provisions of this Lease; (b) the financial capacity of the transferee; (c) the business reputation of the transferee; (d) the quality and type of the business operations of the transferee; and (e) the business experience of the proposed transferee. This list of factors is not intended to be exclusive, and Landlord may rely on such other basis for judgment as may apply from time to time.

(d) Procedure to Obtain Consent.

If Tenant desires at any time to assign this Lease or to sublet the Premises or any portions thereof, it first shall notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name and legal composition of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment and all transfer documents relating to the proposed transfer; and (iv) such reasonable business and financial information as Landlord may request concerning the proposed subtenant or assignee. Any request for Landlord’s approval of a sublease or assignment shall be accompanied with a check in such reasonable amount as Landlord shall advise for the cost of review and preparation, including reasonable attorneys’ fees, of any documents relating to such proposed transfer, not to exceed One Thousand Dollars ($1,000) for each transfer plus reasonable out-of-pocket expenses payable to third parties. The provisions and conditions of any proposed sublease or assignment must not be inconsistent with any provision of this Lease, and must address all matters contained in this Lease. In addition, the transferee must expressly assume all of the obligations of Tenant under this Lease. Notwithstanding the assumption of the obligations of this Lease by the transferee, no subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its continuing obligation to pay the rent and perform all the other obligations to be performed by Tenant hereunder. The obligations and liability of Tenant hereunder shall continue notwithstanding the fact that Landlord may accept rent and other performance from the transferee. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

(e) Sublease of Phase 2A.

In the event of any sublease of Phase 2A, in addition to any other payment obligation of Tenant hereunder, Tenant shall remit to Landlord, as additional rent, as and when received by Tenant, all net subrents received from a subtenant in excess of $2.00 per rentable square foot per month. For purposes of this section “net subrents” are defined as all rents received from a subtenant however designated, net of any out-of-pocket costs incurred by Tenant to sublease the space and net of any payments received from a subtenant as reimbursement of operating expenses, taxes, utilities or service fees.

13.2 Rights of Landlord: Effect of Landlord’s Consent.

Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of the Buildings or any portion thereof, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord’s rights under this Article 13, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant’s interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord’s consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor.

13.3 Advertising.

In no event shall Tenant display on or about the Premises any signs for the purpose of advertising the Premises for assignment, subletting or other transfer of rights, without the Landlord’s prior consent, which shall not be unreasonably withheld or delayed. Landlord shall not display on or about the Premises any signs for the purpose of advertising any of the Real Property for lease, subletting, assignment or rent except with the consent of Tenant, which consent shall not be unreasonably withheld or delayed.

13.4 Writing Required.

Each Permitted Transfer, permitted assignment or sublease shall be consummated by an instrument in writing executed by the transferor and transferee in form satisfactory to Landlord. Each assignee and subtenant shall agree in writing for the benefit of the Landlord herein to assume all obligations of Tenant hereunder which are applicable to the space subject to the assignment or sublease and any associated common areas, including the payment of all amounts due or to become due under this Lease directly to the Landlord. At least one executed copy of such written instrument shall be delivered to the Landlord.

13.5 Transfer Premiums.

If Tenant assigns or sublets its rights under this Lease, Tenant shall pay to Landlord as additional rent, after Tenant has recovered any relevant leasing commissions, costs of tenant improvements and other expenses of the assignment or sublease, the unamortized (over the Term of the Lease) costs of any tenant improvements consented to by Landlord paid for by Tenant prior to such Transfer, one-half (1/2) of all such excess consideration due and payable to Tenant from said assignment or sublease to the extent said consideration exceeds the rent or a pro rata portion of the rent, in the event only a portion of the Premises is sublet or assigned.

14. RIGHT OF ENTRY AND QUIET ENJOYMENT.

14.1 Right of Entry.

Landlord and its authorized representatives shall have the right to enter the Buildings at any time during the Term of this Lease during normal business hours when accompanied by a representative of Tenant and upon not less than twenty-four (24) hours prior notice, except in the case of emergency (in which event no notice and no accompaniment shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Buildings or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may be entitled to make hereunder, to show the Buildings to prospective purchasers, lenders and investors, to show the Buildings to prospective tenants (but only during the final eighteen (18) months of the Term of this Lease), and to post notices of nonresponsibility. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Premises or by reason of erecting or maintaining any protective barricades in connection with any such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord shall use its best reasonable efforts to minimize the inconvenience to Tenant’s normal business operations caused thereby.

14.2 Quiet Enjoyment.

Landlord covenants that Tenant, upon paying the rent and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term of this Lease, or until this Lease is terminated as provided by this Lease.

15. CASUALTY AND TAKING.

15.1 Damage or Destruction.

(a) Termination Rights.

If the Buildings, or the Common Areas necessary for Tenant’s use and occupancy of the Premises, are damaged or destroyed in whole or in part under circumstances in which (i) repair and restoration is permitted under applicable governmental laws, regulations and building codes then in effect and (ii) repair and restoration reasonably can be completed within a period of one (1) year (or, in the case of an occurrence during the last year of the Term of this Lease, within a period of sixty (60) days) following the date of the occurrence, then Landlord, as to the Buildings and Common Areas and the tenant improvements, shall commence and complete, with all due diligence and as promptly as is reasonably practicable under the conditions then existing, all such repair and restoration as may be required to return the affected portions of the Real Property to a condition comparable to that existing immediately prior to the occurrence. In the event of damage or destruction the repair of which is not permitted under applicable governmental laws, regulations and building codes then in effect, or if such damage or destruction (despite being repaired to the extent then permitted under applicable governmental laws, regulations and building codes) would materially impair Tenant’s ability to conduct its business in the Premises, then either party may terminate this Lease as of the date of the occurrence by giving written notice to the other within sixty (60) days after the date of the occurrence; if neither party timely elects such termination, or if such damage or destruction after being repaired would not materially impair Tenant’s ability to conduct its business in the Premises, then this Lease shall continue in full force and effect, except that there shall be an equitable adjustment in monthly

Minimum Rental and of Tenant’s Operating Cost Share, based upon the extent to which Tenant’s ability to conduct its business in the Premises is impaired, and Landlord shall restore the Common Areas and Building and tenant improvements to a complete architectural whole and to a functional condition. In the event of damage or destruction which cannot reasonably be repaired within one (1) year (or, in the case of an occurrence during the last twenty-four (24) months of the Term of this Lease, within a period of sixty (60) days) following the date of the occurrence, then either Landlord or Tenant, at its election, may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, then this Lease shall continue in full force and effect and Landlord shall repair and restore applicable portions of the Real Property in accordance with the first sentence of this Section 15. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Project with respect to termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

(b) Limitations on Parties’ Obligations.

The obligations of Landlord pursuant to Section 15.1(a) are subject to the following limitations:

(i) If the occurrence results from a peril which is required to be insured pursuant to Section 12.1(c) above, the obligations of Landlord shall not exceed the amount of insurance proceeds received from insurers (or, in the case of any failure to maintain required insurance, proceeds that reasonably would have been available if the required insurance had been maintained) by reason of such occurrence, plus the amount of the permitted deductible (provided that Landlord shall be obligated to use its best efforts to recover any available proceeds from the insurance which it is required to maintain pursuant to the provisions of Article 12, and, if such proceeds (including, in the case of a failure to maintain required insurance, any proceeds that reasonably would have been available) are insufficient, either party may terminate the Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

(ii) If the occurrence results from a peril which is not required to be insured pursuant to Article 12 above and is not actually insured, Landlord shall be required to repair and restore the Building and Common Areas and tenant improvements to the extent necessary for Tenant’s continued use and occupancy of the Buildings, provided that Landlord’s obligation to repair and restore shall not exceed an amount equal to ten percent (10%) of the replacement cost of the Building and Common Area improvements and ten percent (10%) of the replacement cost of the tenant improvements; if the cost to repair and restore exceeds such amount, then Landlord may terminate this Lease unless the Tenant promptly elects and agrees, in writing, to contribute the amount of the shortfall.

(c) Entitlement to Insurance Proceeds.

If this Lease is terminated pursuant to the foregoing provisions of this Section 15.1 following an occurrence which is a peril actually insured or required to be insured against pursuant to Article 12, Landlord and Tenant agree (and any Lender shall be asked to agree) that such insurance proceeds, after repayment of the loan, shall be allocated between Landlord and Tenant in a manner which fairly and reasonably reflects their respective ownership rights under this Lease, as of the termination or expiration of the Term of this Lease, with respect to the improvements, fixtures, equipment and other items to which such insurance proceeds are attributable.

(d) Abatement of Rent.

From and after the date of an occurrence resulting in damage to or destruction of the Buildings or of the Common Areas necessary for Tenants use and occupancy of the Buildings, and continuing until the earlier of the date repair and restoration thereof are completed or the date on which rental loss insurance payments cease, there shall be an equitable abatement of Minimum Rental and of Tenant’s Operating Cost Share of Operating Expenses based upon the degree to which Tenant’s ability to conduct its business in the Buildings is impaired.

15.2 Condemnation.

(a) Termination Rights.

If during the Term of this Lease the Real Property or Improvements or any substantial part of either, is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), then (i) this Lease shall terminate as to the entire affected Premises at Landlord’s election by written notice given to Tenant within sixty (60) days after the taking has occurred, and (ii) this Lease shall terminate as to the entire affected Premises at Tenant’s election, by written notice given to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined, if the portion of the Premises taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant’s use of the balance of the Premises, and (iii) this Lease shall remain in full force and effect as to the remaining portion of the Premises. If Tenant elects to terminate this Lease, as to the affected Premises, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of Tenant’s election to terminate, except that this Lease shall terminate on the date of taking if such date falls on any date before the date of termination designated by Tenant. If neither party elects to terminate this Lease as hereinabove provided, this Lease shall continue in full force and effect (except that there shall be an equitable abatement of Minimum Rental and of Tenant’s Operating Cost Share of Operating Expenses based upon the degree to which Tenant’s ability to conduct its business in the Premises is impaired), Landlord shall restore the Building and Common Area and tenant improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking. In connection with any such restoration, Landlord shall use its best efforts (including, without limitation, any necessary negotiation or intercession with its lender, if any) to ensure that any severance damages or other condemnation awards intended to provide compensation for rebuilding or restoration costs are promptly collected and made available to Tenant and Landlord subject only, to such payment controls as either party or its lender may reasonably require in order to ensure the proper application of such proceeds toward the restoration of the Improvements. Each party waives the provisions of Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Buildings or Real Property.

(b) Limitations on Parties’ Obligations.

The obligations of Landlord pursuant to Section 15.2(a) are subject to the following limitations:

(i) Landlord’s obligation to repair and restore shall not exceed, net of any condemnation awards or other proceeds available for and allocable to such restoration as contemplated in Section 15.2(a), an amount equal to ten percent (10%) of the replacement cost of the Building and Common Area improvements and an amount equal to ten percent (10%) of the replacement cost of the tenant improvements; if the replacement cost exceeds such amount, then Landlord may terminate this Lease unless Tenant promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

(ii) If this Lease is terminated pursuant to the foregoing provisions of this Section 15.2, or if this Lease remains in effect but any condemnation awards or other proceeds become available as compensation for the loss or destruction of any of the Improvements, then Landlord and Tenant agree (and any Real Property lender shall be asked to agree) that such proceeds shall be allocated between Landlord and Tenant, respectively, in the respective proportions in which Landlord and Tenant would have shared, under Section 15.1(c), the proceeds of any insurance proceeds following loss or destruction of the applicable Improvements by an insured casualty.

15.3 Reservation of Compensation.

Landlord reserves, and Tenant waives and assigns to Landlord, all rights to any award or compensation for damage to the Improvements and the Real Property, but not the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that (a) Tenant shall be entitled to any and all compensation or damages expressly awarded to Tenant on account of Tenant’s loss of the leasehold estate and Tenant’s moving expenses, trade fixtures and equipment and any leasehold improvements installed by Tenant in the Buildings at its own sole expense, but only to the extent Tenant would have been entitled to remove such items at the expiration of the Term of this Lease and then only to the extent of the then remaining unamortized value of such improvements computed on a straight-line basis over the Term of this Lease, and (b) any condemnation awards or proceeds described in Section 15.2(b)(ii) shall be allocated and disbursed in accordance with the provisions of Section 15.2(b)(ii), notwithstanding any contrary provisions of this Section 15.3.

15.4 Restoration of Improvements.

In connection with any repair or restoration of Improvements following a casualty or taking as hereinabove set forth, the party responsible for such repair or restoration shall, to the extent possible, return such Improvements to a condition substantially equal to that which existed immediately prior to the casualty or taking. To the extent such party wishes to make material modifications to such Improvements, such modifications shall be subject to the prior written approval of the other party (not to be unreasonably withheld, delayed or conditioned), except that no such approval shall be required for modifications that are required by applicable governmental authorities as a condition of the repair or restoration, unless such required modifications would substantially impair or impede Tenant’s conduct of its business in the Buildings (in which case any such modifications in the Building shall require Tenant’s consent, not unreasonably withheld, delayed or conditioned) or would materially affect the exterior appearance, the structural integrity or the mechanical or other operating systems of the Buildings (in which case any such modifications shall require Tenant’s consent, not to be unreasonably withheld, delayed or conditioned).

16. DEFAULT.

16.1 Events of Default.

The occurrence of any of the following shall constitute an event of default on the part of Tenant:

(a) Nonpayment.

Failure to pay, when due, any amount payable to Landlord hereunder, such failure continuing for a period of five (5) business days after written notice of such failure;

(b) Other Obligations.

Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsection (a) hereof, such failure continuing for thirty (30) days after written notice of such failure; provided, however, that if such failure is curable in nature but cannot reasonably be cured within such 30-day period, then Tenant shall not be in default if, and so long as, Tenant promptly (and in all events within such 30-day period) commences such cure and thereafter diligently pursues such cure to completion; and provided further, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time. Notwithstanding the foregoing, if any such failure on the part of Tenant affects or threatens to affect the health or safety of others, or would result in the destruction of property, Tenant shall immediately begin to cure and shall use its diligent and best efforts in pursuing said cure to completion (it being understood and agreed that Landlord shall not be entitled to exercise any remedy to terminate this Lease unless and until such failure shall have continued for thirty (30) days after written notice of such failure);

(c) General Assignment.

A general assignment by Tenant for the benefit of creditors;

(d) Bankruptcy.

The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of sixty (60) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Buildings continue to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant’s use of the Premises and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

(e) Receivership.

The employment of a receiver appointed by court order to take possession of substantially all of Tenants assets or its interest in the Buildings, if such receivership remains undissolved for a period of sixty (60) days;

(f) Attachment.

The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or its interest in the Buildings, if such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof; or

(g) Insolvency.

The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

16.2 Remedies Upon Tenant’s Default.

(a) Re-entry; Termination.

Upon the occurrence of any event of default described in Section 16.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Buildings or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant). In addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant’s default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.

(b) Continuation of Lease.

Even if Tenant has breached this Lease and abandoned the Buildings, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Buildings or the appointment of a receiver upon application of Landlord to protect Landlord’s interests under this Lease shall not constitute a termination of Tenant’s right to possession.

(c) Remedies.

If Landlord terminates this Lease pursuant to this Section 16.2, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include Landlord’s right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent and Tenant’s Operating Cost Share of Operating Expense which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent and Tenant’s Operating Cost Share of Operating Expense which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent and Tenant’s Operating Cost Share of Operating Expense for the balance of the Term, after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (iv) any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations .under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Buildings, expenses of reletting, including necessary repair, renovation and alteration of the Buildings, reasonable attorneys’ fees, and other reasonable costs. The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at twelve percent (12%) per annum from the date such amounts accrued to Landlord. The “worth at the time of award” of the amounts referred to in clause (iii) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

16.3 Remedies Cumulative.

All rights, privileges and elections or remedies of Landlord contained in this Article 16 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

16.4 Landlord’s Default.

Landlord shall not be deemed to be in default of this Lease unless Landlord fails within a reasonable time (or the time specified herein, if applicable) to perform an obligation required to be performed by it. Tenant agrees to give Landlord and any lender designated by Landlord notice of any Landlord default, and a reasonable opportunity to cure such default.

17. SUBORDINATION, ATTORNMENT AND SALE.

17.1 Subordination to Mortgage.

This Lease, and any sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Buildings, the Real Property, or any of them, and the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to ail renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that such subordination in the case of any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon the Buildings, the Real Property, or any of them shall be conditioned on Tenant’s receipt from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant (i) confirming that so long as Tenant is not in material default hereunder beyond any applicable cure period (for which purpose the occurrence of any event of default under Section 16.1 hereof shall be deemed to be “material”), Tenant’s rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer. Tenant agrees to execute such other commercially reasonable documentation as may be required by an institutional lender to evidence such subordination and to attorn to any such ground lessor, mortgagee, trustee, beneficiary or leaseback lessor in the event such party succeeds to Landlord’s interest hereunder and agrees to recognize this Lease. Moreover, Tenant’s obligations under this Lease shall be conditioned on Tenant’s receipt within thirty (30) days after mutual execution of this Lease, from any existing ground lessor, mortgagee, trustee, beneficiary or leaseback lessor currently owning or holding a security interest in the Real Property, of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant confirming (i) that so long as Tenant is not in material default hereunder beyond any applicable cure period, Tenant’s rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects in writing to have this Lease be an encumbrance upon the Real Property prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth, subject to the conditions set forth above, or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for.

17.2 Sale of Landlord’s Interest.

Upon sale, transfer or assignment of Landlord’s entire interest in the Buildings and the Real Property, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment.

17.3 Estoppel Certificates.

Tenant or Landlord (the “Responding Party”) as applicable, shall at any time and from time to time, within ten (10) days after written request by the other party (the “Requesting Party”), execute, acknowledge and deliver to the Requesting Party a certificate in writing stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that the Requesting Party is not in default in the performance of any of its obligations under this Lease, that the certifying party has given no notice of default to the Requesting Party and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if the responding party alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by the Requesting Party or by any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of the Real Property, or prospective sublessee or assignee of this Lease. Any such certificate provided under this Section 17.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to the Requesting Party, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Real Property, by any subtenant or assignee, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder, if such failure continues for five (5) days after a second written request by the Requesting Party for such estoppel certificate, shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to the Responding Party for execution.

18. SECURITY.

18.1 Deposit.

Upon execution of the original Lease, Tenant deposited with Landlord the sum of $5,500,000. In lieu of a cash security deposit, Tenant elected to provide one or more irrevocable letters of credit, payable to Landlord, as a security deposit. Upon the execution of this Lease, the amount of such deposit shall be reduced to $1,375,000. At Tenant’s election, in lieu of a cash security deposit, Tenant may continue to provide one or more irrevocable letters of credit in amounts described above, payable to Landlord, and issued by an institution and in form reasonably satisfactory to Landlord. Such sums or the Letter of Credit (individually and collectively, the “Security Deposit”) shall be held by Landlord as security for the faithful performance of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term hereof; provided that if at any time Tenant shall have maintained an investment grade credit rating of BBB or better by Standard and Poors for a consecutive twelve month period, Landlord shall return the Security Deposit to Tenant. Upon the execution of this Lease, Landlord shall promptly obtain the release of any Letters of Credit pledged as permitted in Section 18.2 below which exceed the amounts indicated above and shall return such Letters of Credit to Tenant. Upon such release and return, Tenant shall cause to be issued and delivered a substitute letter of credit in the amount of the required security deposit. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of rental and other sums due hereunder, Landlord shall have the right, but shall not be required, to use, apply or retain all or any part of the Security Deposit for the payment of rental, unreimbursed Operating Expenses or any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. Landlord may also apply the Security Deposit toward costs incurred to repair damages to the Premises or to clean and bring the Premises to good order, condition and repair during its Lease Term and upon expiration or sooner termination of this Lease. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall be required to keep any deposit under this Section separate from Landlord’s general funds in an interest bearing account reasonably acceptable to Tenant, and Tenant shall be entitled to the interest thereon, to be paid to Tenant when and if the Security Deposit is refundable to Tenant. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, together with all accrued interest, shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, at the expiration of the Term of this Lease and after Tenant has vacated the Premises. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer all deposits then held by Landlord under this Section to Landlord’s successor in interest, whereupon Tenant agrees to release Landlord from all liability for the return of such deposit or the accounting thereof.

18.2 Pledge of Security Deposit.

The Security Deposit may be pledged by Landlord as additional collateral to any lender having a security interest in the Real Property. The lender may use, apply or retain all or any part of the Security Deposit for the payment of Building Costs, but only in the event that lender shall have notified Landlord and Tenant that such Building Costs remain unpaid and the parties shall have failed within thirty (30) days following receipt of such notice to cure such nonpayment. For purposes of this Section, “Building Cost(s)” shall mean any and all costs actually incurred in constructing the Building, Common Area and the related site improvements including, but not limited to, costs for demolition, grading, utility fees, architectural and engineering fees, permits, surveys, appraisals, insurance, legal and accounting fees, development overhead, construction management, blueprinting, equity fees, construction lender, permanent lender and mortgage banker fees, interest carry, site improvements, off-site improvements and tenant improvements. If any portion of the Security Deposit is so applied, upon the Phase 1 Rent Commencement Date, Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall constitute a material breach of this Lease.

19. MISCELLANEOUS.

19.1 Notices.

All notices, consents, waivers and other communications which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when delivered personally (including delivery by private courier or express delivery service) or three (3) days after deposit in the United States mail, registered or certified mail, postage prepaid, assessed to the parties at their respective addresses as follows:

To Tenant:	150 Industrial Road
San Carlos, CA 94070
Attn: Ajay Bansal, Chief Financial Officer

with a copy to:	ISO Industrial Road
San Carlos, CA 94070
Attn: Paula Kasler, Esq.

and with a copy to:	Greenberg Traurig LLP
Attn: Toni Wise, Esq.
2000 University Avenue
East Palo Alto, CA 94303
Attn: Toni P. Wise, Esq.

To Landlord:	Inhale 201 Industrial Road L.P.
c/o Bernardo Property Advisors, Inc.
17140 Bernardo Center Dr., Suite 195
San Diego, C A 92128
Attn: Alan D. Gold

with a copy to:	Seltzer Caplan McMahon Vitek
2100 Symphony Towers
750 B Street
San Diego, CA 92101
Attn: David J. Dome, Esq.

or to such other address as may be contained in a notice at least fifteen (15) days prior to the address change from either party to the other given pursuant to this Section. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord at Landlord’s address provided in this Section, or to such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

19.2 Successors and Assigns.

The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the Real Property, and any liability for obligations accruing after termination of such ownership shall terminate as of the date of such termination of ownership and shall pass to the successor lessor.

19.3 No Waiver.

The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

19.4 Severability.

If any provision of this Lease or the application thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.

19.5 Litigation Between Parties.

In the event of any litigation or other dispute resolution proceedings between the parties hereto arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants’ fees and attorneys’ fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings. “Prevailing Party” within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

19.6 Surrender.

A voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.

19.7 Interpretation.

The provisions of this Lease shall be construed as a whole, according to their common meaning, and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.

19.8 Entire Agreement.

This written Lease, together with the exhibits hereto, and that certain Redemption Agreement dated as of June 22, 2004, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof and replaces any prior agreements, including the prior lease, and any prior correspondence, memoranda or agreements. This Lease may be modified only by an agreement in writing signed by each of the parties.

19.9 Governing Law.

This Lease and all exhibits hereto shall be construed and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

19.10 No Partnership.

The relationship created by this lease between Landlord and Tenant is solely that of a lessor and lessee. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant. Neither party is the agent or representative of the other.

19.11 Financial Information.

From time to time Tenant shall promptly provide directly to prospective lenders and purchasers of the Real Property designated by Landlord such financial information pertaining to the financial status of Tenant as Landlord may reasonably request; provided, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information. In addition, from time to time, Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any party or entity (including any entity affiliated, with Landlord) without Tenant’s prior written consent, except that Landlord shall be entitled to provide such information, subject to reasonable precautions to protect the confidential nature thereof, (i) to Landlord’s partners and professional advisors, solely to use in connection with Landlord’s execution and enforcement of this Lease, and (ii) to prospective lenders and/or purchasers of the Real Property, solely for use in connection with their bona fide consideration of a proposed financing or purchase of the Real Property, provided that such prospective lenders and/or purchasers are not then engaged in businesses directly competitive with the business then being conducted by Tenant. For purposes of this Section, without limiting the generality of the obligations provided herein, it shall be deemed reasonable for Landlord to request copies of Tenant’s most recent audited annual financial statements, or, if audited statements have not been prepared, unaudited financial statements for Tenant’s most recent fiscal year, accompanied by a certificate of Tenant’s chief financial officer that such financial statements fairly present Tenant’s financial condition as of the date(s) indicated. Notwithstanding any other provisions of this Section 19.11, during any period in which Tenant has outstanding a class of publicly traded securities and is filing with the Securities and Exchange Commission, on a regular basis, Forms 10Q and 10K and any other periodic filings required under the Securities Exchange Act of 1934, as amended, it shall constitute sufficient compliance under this Section 19.11 for Tenant to furnish Landlord with copies of such periodic filings substantially concurrently with the filing thereof with the Securities and Exchange Commission.

Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to prospective lenders and purchasers of the Real Property financial information pertaining to, Tenant’s financial status. Landlord and Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section.

19.12 Costs.

Notwithstanding anything to the contrary contained in this Lease, if Tenant requests the consent of Landlord under any provision of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment or subletting of the Buildings or any portion thereof, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith (including, without limitation, reasonable attorneys’ fees) up to a maximum of $1,000 per request.

19.13 Time.

Time is of the essence of this Lease, and of every term and condition hereof

19.14 Brokers.

Each party represents and warrants that no other broker participated in the consummation of this Amended and Restated Lease and agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys’ fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any other person making such claim.

19.15 Memorandum of Lease.

At any time during the Term of this Lease, either party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so elects, both parties agree to cooperate in the preparation, execution, acknowledgement and recordation of such document in reasonable form.

19.16 Corporate Authority.

Each person signing this Lease on behalf of Tenant or Landlord warrants that he or she is fully authorized to do so and, by so doing, to bind the entity on whose behalf he or she is signing.

19.17 Execution and Delivery.

This Lease may be executed in one or more counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

19.18 Survival.

Without limiting survival, provisions which would otherwise be implied or construed under applicable law, the provisions of Sections 2.5, 7.4, 9.2, 9.3, 9.4, 11.4, 12.10, 12.11, 19.5 and 19.11 hereof shall survive the termination of this Lease with respect to matters occurring prior to the expiration of this Lease.

19.19 Waiver of Jury Trial.

The parties hereto shall, and they hereby do, waive trial by jury in any action or proceeding or counterclaim brought by either of the parties hereto against the other on any matters arising out of or in any way connected with this Lease.

19.20 Exclusivity.

Landlord agrees that it shall not, during the Term of this Lease or any period during which Tenant occupies all or any portion of the Premises, lease or allow the use or occupancy of any portion of the Premises or the Buildings to or by any party which is a competitor of Tenant.

19.21 Tenant’s Remedies.

Except to the extent expressly provided herein, no event or occurrence during the Lease Term is intended to allow Tenant the right to surrender or terminate this Lease or to relieve Tenant from any of its obligations hereunder, and Tenant waives any rights now or hereafter conferred upon it by statute or otherwise (except for rights conferred herein) to surrender or terminate this Lease or to claim any abatement or suspension of Rent or other sums payable hereunder.

19.22 Security Measures.

Tenant acknowledges that the Rent payable to Landlord hereunder does not and will not include the cost of guard service or other security services and that Landlord shall have no obligation whatsoever to provide same. Tenant agrees that Landlord shall have no responsibility for the protection of the Premises, Tenant, its agents and invitees or their property from the acts of third parties.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

“Landlord”		“Tenant”

Inhale 201 Industrial Road, L.P., a California limited partnership		Nektar Therapeutics (fka Inhale Therapeutic Systems, Inc.), a Delaware corporation

By	SciMedProp III, a California corporation,	By:
	its General Partner	Name:
Its:

By:		By:
Name:		Name:	Ajay Bansal
Its:		Its:	CFO

By:		By:
Name:		Name:	Ajit Gill
Its:		Its:	CEO

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

“Landlord”		“Tenant”

Inhale 201 Industrial Road, L.P., a California limited partnership		Nektar Therapeutics (fka Inhale Therapeutic Systems, Inc.), a Delaware corporation

By	SciMed Prop III, a California corporation,	By:
	its General Partner	Name:
Its:

By:		By:
Name:	GARY A. KREITZER	Name:
Its:	E.V.P.	Its:

By:		By:
Name:	John Wilson	Name:
Its:	CFO	Its:

EXHIBITS

Exhibit A	Real Property Description

Exhibit B	Site Plan

Exhibit C	Work Letter

EXHIBIT A

REAL PROPERTY LEGAL DESCRIPTION

All that certain real property in the State of California, County of San Mateo, City of San Carlos more particularly described as follows:

ALL LANDS LYING WITHIN THE EXTERIOR BOUNDARIES OF THAT MAP ENTITLED “REVERSION TO ACREAGE OF THE LANDS OF ARNDT ELECTRONICS LYING WITHIN THE COUNTY OF SAN MATEO, BEING PARCELS 1,2,3 AND 4 AS SHOWN ON THAT CERTAIN PARCEL MAP FILED IN VOLUME 51 OF PARCEL MAPS AT PAGE 71 RECORDS OF SAN MATEO,” FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, STATE OF CALIFORNIA, ON OCTOBER 6,1986 IN VOLUME 58 OF PARCEL MAPS AT PAGE 13.

ASSESSOR’S PARCEL NOS.	046-020-370	JOINT PLANT NOS.	046-002-020-22A
	046-020-380		046-002-020-22-01A
046-002-020-22-02A
046-002-020-22-03A
046-002-020-23A
046-002-020-23-01A

EXHIBIT B

SHE PLAN

(attached)

EXHIBIT C

Work Letter

WORK LETTER

This Work Letter (“Work Letter”) constitutes part of the Amended and Restated Build-to-Suit Lease dated as of August 17, 2004 (the “Lease”) between Inhale 201 Industrial Road L.P., a California Limited Partnership (“Landlord”) and Nektar Therapeutics (fka Inhale Therapeutic Systems, Inc.), a Delaware corporation (“Tenant”). The terms of this Work Letter are incorporated in the Lease for all purposes.

RECITALS

WHEREAS Landlord and Tenant have agreed in the Lease that Landlord shall provide a $100 per Usable Square Foot allowance for the construction of Tenant Improvements to Phase 2A (the “Phase 2A Allowance”); and

WHEREAS Landlord and Tenant agree that it would be in their respective best interests for the Landlord now to construct improvements to Phase 2A which would facilitate the subleasing of Phase 2A;

WHEREAS Landlord and Tenant agree that a portion of the Phase 2A Allowance should be used to construct the Initial Phase 2A Improvements (defined below) and the balance of the Phase 2A Allowance be reserved for future improvements to Phase 2A.

AGREEMENT

NOW THEREFORE, the parties have entered into this Work Letter to augment and supplement the Lease as follows:

1. Defined Terms.

(a) Approved Plans. Plans and specifications to be prepared by the Architect for improvements within Phase 2A as approved by both Landlord and Tenant pursuant to Section 2(a) below, as modified to obtain Building Permits.

(b) Architect. [To be determined]

(c) Building Permits. The permits and approvals required to construct the Initial Phase 2A Improvements substantially in compliance with the Approved Plans, obtained pursuant to Section 2(b) below.

(d) Completion. Construction of the Initial Phase 2A Improvements shall be deemed completed for purposes of this Work Letter upon the issuance of a written certificate signed by the Architect certifying that the Initial Phase 2A Improvements have been constructed (except for Punch List Work) in good and workman like condition, in compliance with the Approved Plans and Building Permits, and all required governmental inspections thereof have been passed.

(e) Initial Phase 2A Improvements. The tenant improvements and other improvements within Phase 2A, shown on the Approved Plans, to be constructed within Phase 2A pursuant to the Lease and this Work Letter, to facilitate the subleasing of Phase 2A.

(f) Phase 2A. That portion of the Property defined as Phase 2A in the Lease.

(g) Punch List Work. Minor corrections of construction and minor mechanical adjustments required to cause any applicable portion of the Initial Phase 2A Improvements as constructed to conform to the Approved Plans and Building Permits in all material respects. Landlord shall develop the Punch List following inspection of the Initial Phase 2A Improvements in consultation with the Architect.

2. Plans and Construction.

Landlord and Tenant shall comply with the procedures set forth in this Section 2 in preparing, delivering and approving matters relating to the Initial Phase 2A Improvements.

(a) Architect shall develop the scope, plans and specifications for the Initial Phase 2A Improvements, subject to the supervision of Landlord and the approval of the Tenant, which shall not be unreasonably withheld or delayed.

(b) The Approved Plans shall be submitted to the City of San Carlos for approval and issuance of Building Permits.

(c) Landlord shall diligently construct and complete the Initial Phase 2A Improvements substantially in accordance with the Approved Plans and Building Permits. Such construction shall occur in a neat and workmanlike manner and shall materially conform to all applicable governmental codes, laws and regulations in force at the time such work is completed,

(d) Landlord shall spend out of the Phase 2 Allowance not less than $70.00 per Usable Square Foot within Phase 2A, for the Initial Phase 2A Improvements.

3. Deadlines: Completion.

(a) Landlord shall use reasonable commercial efforts to cause construction of the Improvements to be Complete within twelve (12) months of the date of execution of the Lease.

(b) The deadline in Section 3 (a) above shall be extended:

(i) One (1) day for each one (1) day beyond ninety (90) days from the date of submission of Approved Plans to the City of San Carlos, until the issuance of Building Permits;

(ii) One (1) day for each one (1) day delay resulting from acts of God, acts of public agencies, labor disputes, fires, freight embargoes, inability to obtain supplies, materials, fuels or permits, or other causes or contingencies beyond the reasonable control of Landlord, without duplication for delays in Section 3(b)(i).

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(c) Landlord shall pay Tenant the sum of One Thousand Dollars ($1,000) per day as liquidated damages for each day beyond the date specified in Section 3(a) above (subject to adjustment as provided in Section 3(b) above) until the Improvements are Complete. THE PARTIES TO THIS AGREEMENT HAVE, PRIOR TO THE EXECUTION HEREOF, CONTEMPLATED THE DAMAGES WHICH WILL BE SUFFERED IN THE EVENT OF A FAILURE BY LANDLORD TO PERFORM ITS OBLIGATIONS UNDER SECTION 3(a) ABOVE (SUBJECT TO ADJUSTMENT AS PROVIDED IN SECTION 3(b) ABOVE). BECAUSE OF THE UNPREDICTABLE STATE OF THE ECONOMY, AND THE DIFFICULTY IN PREDICTING THE ACTUAL DAMAGES RESULTING FROM A DELAY IN THE COMPLETION OF THE CONSTRUCTION OF THE IMPROVEMENTS, THE POTENTIAL SHIFTS IN THE MONEY MARKET FOR REAL ESTATE LOANS OF ALL TYPES, AND A VARIETY OF OTHER FACTORS WHICH AFFECT THE VALUE AND MARKETABILITY OF PHASE 2A, THE PARTIES RECOGNIZE THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN PRIOR TO THE EXECUTION OF THIS AGREEMENT WITHIN ANY DEGREE OF CERTAINTY THE AMOUNT OF DAMAGES WHICH WOULD BE SUFFERED IN THE EVENT OF SUCH A DELAY. ACCORDINGLY, BY INITIALLING BELOW THE PARTIES AGREE THAT TENANT SHALL BE ENTITLED TO LIQUIDATED DAMAGES AS SPECIFIED IN THIS SECTION 3(c). THE PARTIES ACKNOWLEDGE AND AGREE THAT (i) THIS PROVISION SHALL BE VALID AND ENFORCEABLE PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671; (ii) THIS PROVISION IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING AT THE TIME OF EXECUTION OF THIS AGREEMENT; AND (iii) HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO DISPUTE THE REASONABLENESS OF THIS PROVISION.

LANDLORD	TENANT

4. Costs of Construction.

Except as otherwise agreed between Landlord and Tenant, the cost of construction of the Improvements shall be borne by the Landlord as its sole cost and expense, including any costs or cost increases incurred as a result of delays, governmental requirements or unanticipated conditions.

5. No Agency.

Nothing in this Work Letter shall make or constitute either Landlord or Tenant as the agent of the other.

6. Merger.

All understandings and agreements, oral and written, theretofore made between the parties hereto and relating to the matters covered herein are merged in this Work Letter, which,

3

along with the Lease and its exhibits, the Redemption Agreement and the documents referenced therein and contemplated thereby, fully and completely expresses the agreement between the Landlord and Tenant with regard to the matters set forth in this Work Letter.

7. Subject to Lease.

This Work Letter is subject in all respects to the terms and conditions of the Lease.

In witness whereof, the parties have executed this Work Letter concurrently with and as of the date of the Lease.

Landlord		Tenant

INHALE 201 INDUSTRIAL ROAD, L.P., a		NEKTAR THERAPEUTICS, a Delaware
California limited partnership		corporation

By:	SciMed Prop III, Inc., a California	By:
	corporation	Name:	AJAY BANSAL
		Title:	CFO

By:		By:
Name:	ALAN D. GOLD	Name:
Title:	PRES.	Title:

By:
Name:	GARY A. KREITZER
Title:	E.V.P

4

CONSENT OF PARTNERS

THIS CONSENT OF PARTNERS (this “Consent”) of INHALE 201 INDUSTRIAL ROAD, L.P., a California limited partnership (the “Partnership”) is entered into by and between NEKTAR THERAPEUTICS (FORMERLY KNOWN AS INHALE THERAPEUTIC SYSTEMS, INC.), a Delaware corporation (“Nektar”), SCIMED PROP III, INC., a California corporation (“General Partner”), 201 INDUSTRIAL PARTNERSHIP, a California general partnership (“201 Limited Partner”) with reference to the following facts:

RECITALS

A. Nektar, Partnership and Bernardo Property Advisors, Inc., a California corporation, entered into an Agreement for the Contribution of 201 Industrial Road Project as of September 14, 2000, which provided for, among other things, (i) the contribution of certain real property, commonly known as 201 Industrial Road, San Carlos, California, by Nektar to the Partnership in return for Nektar receiving a 49.0% limited partnership interest in the Partnership, and (ii) Partnership, as “Landlord,” and Nektar, as “Tenant,” entering into a Build-to-Suit Lease Agreement for the Real Property

B. General Partner is currently the sole general partner of the Partnership and 201 Limited Partner and Nektar are the sole limited partners of the Partnership.

C. Pursuant to separate documents, General Partner intends to assign its general partnership interest in the Partnership to BioMed Realty, L.P., a Maryland limited partnership.

D. Pursuant to the Redemption Agreement dated effective June 23, 2004 by and among Partnership, Nektar, General Partner and 201 Limited Partner, the parties have agreed to the redemption of all of Nektar’s limited partnership interest in the Partnership.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth herein, and other valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1. Consent of Nektar to General Partner Transfer. Nektar hereby consents to the transfer of the General Partner’s interest in the Partnership as set forth in Recital C above, and Nektar hereby waives any rights it may have, including rights of first refusal, arising from such transfer, notwithstanding any contrary provisions contained in the partnership agreement of the Partnership, or otherwise.

2. Consent of General Partner to Nektar Transfer. General Partner hereby consents to the redemption and transfer of Nektar’s interest in the Partnership as set forth in Recital D above, and General Partner hereby waives any rights it may have, including rights of first refusal, arising from such transfer, notwithstanding any contrary provisions contained in the partnership agreement of the Partnership, or otherwise.

3. Consent of 201 Limited Partner to Nektar Transfer. 201 Limited Partner hereby consents to the redemption and transfer of Nektar’s interest in the Partnership as set forth in Recital D above, and 201 Limited Partner hereby waives any rights it may have, including rights of first refusal, arising from such transfer, notwithstanding any contrary provisions contained in the partnership agreement of the Partnership, or otherwise.

4. Consent of 201 Limited Partner of General Partner Transfer. 201 Limited Partner hereby consents to the redemption and transfer of General Partner’s interest in the Partnership as set forth in Recital C above, and 201 Limited Partner hereby waives any rights it may have, including rights of first refusal, arising from such transfer, notwithstanding any contrary provisions contained in the partnership agreement of the Partnership, or otherwise.

5. Effective Date. This Consent shall be effective as of August 17, 2004.

GENERAL PARTNER:	SCIMED PROP III, Inc., a California
corporation

By:
	Name:	ALAN D. GOLD
	Title:	PRES.

By:
	Name:	GARY A. KREITZER
	Title:	E.V.P.

201 LIMITED PARTNER	201 INDUSTRIAL PARTNERSHIP, a
California general partnership

By:
	Name:	ALAN D. GOLD
	Title:	PARTNER

By:
	Name:	GARY A. KREITZER
	Title:	PARTNER

2

NEKTAR:	NEKTAR THERAPEUTICS (formerly known
as Inhale Therapeutic Systems, Inc.), a
Delaware corporation

By:
	Name:	AJAY BANSAL
	Title:	CFO

By:
Name:
Title:

3

AMENDMENT TO

AMENDED AND RESTATED BUILT-TO-SUIT LEASE

THIS AMENDMENT TO AMENDED AND RESTATED BUILT-TO-SUIT LEASE (the “Amendment”) is made effective as of January 11, 2005 by and between BMR-201 Industrial Road LLC, a Delaware limited liability company (formerly known as Inhale 201 Industrial Road, L.P. the “Landlord”) and Nektar Therapeutics, a Delaware corporation (formerly known as Inhale Therapeutic Systems, Inc., the “Tenant”).

RECITALS

A. Landlord and Tenant have entered in that certain Amended and Restated Built-To-Suit Lease dated August 17, 2004 (the “Lease”), of that certain real property located at 201 Industrial Road, San Carlos, California, including: (i) the second floor, the third floor and the fourth floor of Building 1 (collectively, “Phase 1”), and (ii) 45,574 rentable square feet located on the third floor of Building 2 (“Phase 2A” and, together with the Phase 1, the “Leased Premises”), Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned thereto in the Lease.

B. Tenant no longer wishes to occupy Phase 2A. Landlord is willing to enter into a Lease with Nuvelo, Inc., a Delaware corporation (“Nuvelo”) (the “Nuvelo Lease”) to lease Phase 2A to Nuvelo.

C. Landlord and Tenant now wish to amend this Lease to, among other things, terminate Tenant’s lease of Phase 2A to allow Landlord to enter into a new lease with Nuvelo, all as and to the extent more particularly set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, Landlord and Tenant hereby agree as follows:

1. Recital D. The following defined terms are added to Recital D of the Lease:

“Nuvelo: shall mean Nuvelo, Inc., a Delaware corporation.”

“Nuvelo Rent Commencement Date: shall mean the date the Nuvelo is required to commence paying rent under the Nuvelo Lease or October 1, 2005, whichever is sooner.”

“Nuvelo Effective Date: shall mean the date that the Nuvelo Lease is executed and is in full force and effect, which the parties agree shall be January 2005.”

“Nuvelo Lease: shall mean that certain Lease dated as of January 2005 between Nuvelo and Landlord, pursuant to which Nuvelo is leasing Phase 2A.”

2. Amendment to Section 1.1(a). Section 1.1 (a), excluding Section 1.l(a)(i)-1.1(a)(x) of the Lease is hereby amended and restated in its entirety as follows:

“(a) Subject to the Parking Lease dated as of September 14, 2000 (the “Parking Lease”) by and between Landlord and Tenant, Landlord leases to Tenant and Tenant leases from Landlord, on the terms, covenants and conditions hereinafter set forth, Phase 1A. Phase 1B, and Phase 2A (all as defined below and referred to collectively herein as the “Premises”). As of the effective date of this Amendment, all of Tenant’s rights and obligations to Phase 2A shall expire and the Premises shall consist of Phase 1A and Phase 1B only. The Premises, together with Phase 2B, were constructed by Landlord; and are located in two connected four-story buildings containing an aggregate of approximately 390,000 square feet, consisting of approximately 171,965 square feet of rentable area for office and laboratory research and development and two lower stories primarily of parking (collectively, the “Buildings” and each a “Building”). The Buildings were constructed on the Real Property in connection with the Project.”

3. Amendment to Section 3.1(c)(ii). Section 3.1(c)(ii) of the Lease is hereby amended and restated in its entirety as follows:

“(ii) Phase 2A. Beginning on the Phase 2A Rent Commencement Date and terminating on January 31, 2005, Tenant shall pay Minimum Rental for Phase 2A in an amount equal to $164,066.40 ($3.60 per sq. ft. multiplied by 45,574)”.

4. Amendment to Section 4. Section 4 of the Lease is hereby amended and restated in its entirety as follows:

“PARKING. Landlord and Tenant agree that the Common Areas of the Real Property shall include not less than 690 parking spaces. Commencing on the Effective Date and ending on the Building 1 Termination Date, Tenant shall be entitled to 224 spaces, all in addition to those spaces provided in and subject to the Parking Lease.”

5. Amendment to Section 5.1(b). Section 5.l(b) of the Lease is hereby amended and restated in its entirety as follows:

“(b) Tenant Work; Phase 2A; Improvements. (i) Tenant has constructed Tenant Improvements within Phase 1A and Phase 1B of the Premises in accordance with the prior lease, and may make such future improvements and modifications to the same as set forth herein. Tenant and Landlord agreed under the Original Lease to provide Tenant with a Tenant Improvement Allowance for tenant improvements within each Phase of the Premises equal to $100 per Usable Square Foot. Landlord and Tenant agree that Landlord shall have satisfied its obligation to provide a Tenant Improvement Allowance for Phase 2A once Landlord has satisfied its obligations under the following Section 5.l(b)(ii).

(ii) Landlord shall provide a tenant improvement allowance to Nuvelo in the amount of not less than $100 per Usable Square Foot for improvements to Phase 2A, in accordance with the Nuvelo Lease. Tenant shall reimburse Landlord for a portion of such allowance (‘Tenant’s TI Reimbursement”), calculated as follows: (i) the difference between (a) the amount actually funded by Landlord as a tenant improvement allowance to Nuvelo under the Nuvelo Lease (including any amounts provided to Novelo as rent credits), but in no event more than $6,380,360 [45,574 sf x $l40/sf] and (b) $4,397,200 [43,972 sf x $100/sf]; (ii) times 28.57%. Tenant’s TI Reimbursement shall be paid in two installments, the first installment of $283,294.40 shall be paid upon execution of this Amendment and the balance shall be paid on December 31, 2005.”

6. Amendment to Section 7.1 (a) (iv). Section 7.1 (a)(iv) of the Lease is hereby amended and restated in its entirety as follows:

“(iv) The term ‘Tenant’s Operating Cost Share’ means 72.98% through and until the Nuvelo Rent Commencement Date and thereafter means 46.47%. ‘Tenant’s Exterior Common Area Cost Share’ shall be equal to the Tenant’s Operating Cost Share as established from time to time.”

7. Amendment to Section 13.1(e). Section 13.1(e) of the Lease is hereby deleted in its entirety and replaced with “[Intentionally Deleted].”

8. Condition Precedent. This Amendment shall be conditioned upon execution and delivery of the Nuvelo Lease by Nuvelo and Landlord,

9. Lease Termination. For and in consideration of Landlord’s agreement to terminate Tenant’s interest in Phase 2A as provided herein, Tenant agrees to pay Landlord the following sums:

(a) Termination Fee. Tenant shall pay Landlord the sum of $50,000 upon execution of this Amendment.

(b) Continuing Payments. Tenant shall pay Landlord the sum of $3,216,816.40 in accordance with the schedule attached hereto as Exhibit “A.”

(c) Reimbursement of Brokers’ Fees. Tenant agrees to reimburse Landlord for a portion of the brokerage fees and commissions payable by Landlord in connection with the Nuvelo Lease, as follows: Tenant shall pay Landlord the sum of $102,536.37 upon execution of this Amendment and the sum of $102,536.37 on August 13, 2005, Subject to Tenant’s reimbursement obligations herein, Landlord agrees that it shall be responsible for, and shall indemnify Tenant from and against, any and all brokerage fees and commissions payable in connection with the Nuvelo Lease.

10. Condition Upon Surrender. Upon the Nuvelo Effective Date, Tenant shall surrender Phase 2A, including any additions, alterations and improvements thereto, broom clean, in the same condition received, free from Hazardous Materials caused to be present by Tenant, its agents or invitees, ordinary wear and tear excepted, and delivered free of radioactive licenses or other restrictions on use, first, however, removing all goods and effects of Tenant.

11. Hazardous Materials. As of the date of this Amendment, Tenant represents and warrants that Phase 2A is free from Hazardous Materials caused to be present by Tenant and that Tenant’s use of Phase 2A has not been and Phase 2A is not in violation of any laws with respect to the disposal or storage of Hazardous Substances, human health or the environment as the result of any actions of Tenant.

12. No Further Amendment. Except as expressly amended or modified by this Amendment, each and every term and provision of the Lease remains in full force and effect, without modification or amendment. This Amendment shall be construed together with and as a part of the Lease.

13. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment. Except as amended hereby, the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

LANDLORD

BMR-201 INDUSTRIAL ROAD LLC, a Delaware limited liability company

By:
Name:	GARY A. KREITZER
Title:	E.V.P.

TENANT

NEKTAR THERAPEUTICS, a Delaware corporation

By:
Name:	AJAY BANSAL
Title:	CFO

By:
Name:	AJIT SINGH GILL
Title:	PRESIDENT AND CEO

Exhibit “A”

Payment Schedule

Payment Date	Amount
02/01/05	174,108.58
03/01/05	174,108.58
04/01/05	174,108.58
05/01/05	174,108.58
06/01/05	174,108.58
07/01/05	174,108.58
08/01/05	118,243.67
09/01/05	82,960.58
10/01/05	85,881.11
11/01/05	86,442.75
12/01/05	86,442.75
01/01/06	86,442.75
02/01/06	86,442.75
03/01/06	86,442.75
04/01/06	86,442.75
05/01/06	86,442.75
06/01/06	86,442,75
07/01/06	86,442.75
08/01/06	86,442.75
09/01/06	86,442.75
10/01/06	89,421.69
11/01/06	89,994.56
12/01/06	89,994.56
01/01/07	89,994.56
02/01/07	89,994.56
03/01/07	89,994.56
04/01/07	89,994.56
05/01/07	89,994.56
06/01/07	89,994.56
07/01/07	89,994.56
08/01/07	34,836.60
Total	$3,216,816.40

SECOND AMENDMENT TO AMENDED AND RESTATED BUILT-TO-SUIT LEASE

THIS SECOND AMENDMENT TO AMENDED AND RESTATED BUILT-TO-SUIT LEASE (this “Amendment”) is entered into as of this 19th day of July, 2007 (the “Effective Date”), by and between BMR-201 INDUSTRIAL ROAD LLC, a Delaware limited liability company (“Landlord,” as successor-in-interest to Inhale 201 Industrial Road, L.P. (“Original Landlord”)), and NEKTAR THERAPEUTICS, a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Original Landlord and Tenant entered into that certain Amended and Restated Built-To-Suit Lease dated as of August 17, 2004, as supplemented by that certain Work Letter dated as of August 17, 2004, and as amended by that certain Amendment to Amended and Restated Built-To-Suit Lease dated as of January 11, 2005 (collectively, the “Lease”), whereby Tenant leases certain premises (the “Original Premises”) from Landlord in Building 1 at 201 Industrial Road in San Carlos, California;

B. WHEREAS, Tenant desires to lease additional premises in Building 1; and

C. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Amendment, shall be referred to herein as the “Amended Lease.”

2. Additional Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, Suite 420 in Building 1, consisting of approximately twenty thousand one hundred twenty-three (20,123) rentable square feet of additional premises, as depicted on Exhibit A attached hereto (the “Additional Premises”). The Additional Premises are comprised of (a) approximately twelve thousand four hundred twenty (12,420) rentable square feet of partially improved space, as depicted on Exhibit B attached hereto (the “Partially Improved Premises”), and (b) approximately seven thousand seven hundred three (7,703) rentable square feet of shell space, as depicted on Exhibit C attached hereto (the “Shell Premises”). From and after the Additional Premises Commencement Date (as defined below), the term “Premises,” when used in the Lease, shall mean the Original Premises plus the Additional Premises.

3. Additional Premises Term. The Term with respect to the Additional Premises shall commence on July 19,2007 (the “Additional Premises Commencement Date”), and shall expire on the Building 1 Termination Date. The parties hereto acknowledge that the Building 1 Termination Date is October 5, 2016. Landlord shall tender possession of the Additional Premises to Tenant on or before the Additional Premises Commencement Date.

4. Extension Options. Tenant shall have the right, with respect to the Additional Premises, to exercise the extension options described in Section 2.6 of the Lease, except that the reference to Section 3. 1(b) and (c) in the first sentence of Section 2.6 shall be deleted and the phrase “Section 3. l(d)” shall be substituted therefor. For the sake of clarity, Tenant shall be permitted to exercise an extension option with respect to the Additional Premises without exercising such option with respect to Phase 1A and Phase IB, and shall be permitted to exercise an extension option with respect to Phase 1A and Phase IB without exercising such option with respect to the Additional Premises.

5. Minimum Rental.

a. Tenant shall pay, as Minimum Rental with respect to the Additional Premises during the first twelve (12) months following the Minimum Rental Commencement Date (as defined below), (i) Two and 60/100 Dollars ($2.60) per rentable square foot per month for the Partially Improved Premises and (ii) One and 95/100 Dollars ($ 1.95) per rentable square foot per month for the Shell Premises. The following rental schedule is for the convenience of the parties:

Lease Month	Monthly Minimum Rental
1 - 12	$47,312.85
13 - 24	$48,732.24
25 - 36	$50,194.20
37 - 48	$51,700.03
49 - 60	$53,251.03
61 - 72	$54,848.56
73 - 84	$56,494.01
85 - 96	$58,188.83
97 – 10/5/2016	$59,934.50

b. Tenant’s obligation to pay Minimum Rental with respect to the Additional Premises shall commence on the date that is one hundred twenty (120) days after the Additional Premises Commencement Date (the “Minimum Rental Commencement Date”).

c. Tenant shall have the right to occupy any completed offices in the Partially Improved Premises as of the Effective Date without incurring any obligation to pay Minimum Rental prior to the Minimum Rental Commencement Date.

d. Minimum Rental with respect to the Additional Premises shall increase by three percent (3%) on each annual anniversary of the Minimum Rental Commencement Date, as shown in the chart in Section 5(a).

6. Tenant’s Operating Cost Share. From and after the Additional Premises Commencement Date, Tenant’s Operating Cost Share shall equal fifty-nine and 02/100ths percent (59.02%).

7. Tenant Improvements.

a. Tenant shall cause to be constructed certain tenant improvements (including those listed in Sections 7(e), 7(f) and 7(g) below) in the Additional Premises (“Tenant’s Work”) pursuant to the Work Letter attached as Exhibit E hereto (the “Work Letter”). Landlord shall provide Tenant with an improvement allowance in an amount not to exceed Nine Hundred Five Thousand Five Hundred Thirty-Five Dollars ($905,535) (based upon Forty-Five Dollars ($45) per rentable square foot) (the “TI Allowance”). The TI Allowance may be used to pay for the following costs related to Tenant’s Work: (i) construction, (ii) project oversight by Landlord (which fee shall equal three percent (3%) of the TI Allowance), (iii) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant and (iv) building permits and other taxes, fees, charges and levies by Governmental Authorities for permits or for inspections of Tenant’s Work. In no event shall the TI Allowance be used for: (v) payments to Tenant or any affiliates of Tenant, (w) the purchase of any furniture, personal property or other non-building system equipment, (x) the cost of work that is not authorized by the Approved Plans or otherwise approved in writing by Landlord, (y) costs resulting from any default by Tenant of its obligations under the Amended Lease or (z) costs that are recoverable or reasonably recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors). If the total cost of Tenant’s Work exceeds Forty-Five Dollars ($45) per rentable square foot of the Additional Premises, then Tenant shall pay the overage as and when due. Tenant shall have until December 31, 2008, to expend any unused portion of the TI Allowance, after which date Landlord’s obligation to fund such costs shall expire. Tenant shall deliver to Landlord (Y) a certificate of occupancy for the Additional Premises suitable for the permitted use and (Z) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect with respect to Tenant’s Work in the Additional Premises.

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b. Prior to entering upon the Additional Premises, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of the Amended Lease are in effect, and such entry shall be subject to all the terms and conditions of the Amended Lease other than the payment of Minimum Rental.

c. Possession of areas of the Additional Premises necessary for utilities, services, safety and operation of Building 1 is reserved to Landlord, subject to Tenant’s right to access same from time to time as necessary for the construction of Tenant’s Work or the operation of Tenant’s business in the Additional Premises.

d. In accordance with the terms of the Work Letter, Tenant shall obtain Landlord’s approval of Tenant’s architect, engineer, general contractor and major subcontractors, such approval not to be unreasonably withheld, conditioned or delayed.

e. Subject to Section 7(a) and the Work Letter, Tenant shall have the right to convert the laboratory space in the Partially Improved Premises into office space in accordance with the plans referenced in Exhibit D attached hereto; provided, however, that Landlord shall have the right, upon written notice to Tenant delivered no later than one hundred eighty (180) days prior to the expiration of the Lease, to require Tenant to restore such areas to their condition as laboratory facilities as of the date of this Amendment, ordinary wear and tear excepted.

f. Subject to Section 7(a) and the Work Letter, Tenant shall have the right to perform certain upgrades to the ground floor lobby, subject to the consent of Nuvelo and Landlord’s reasonable consent.

g. Subject to Section 7(a) and the Work Letter, Tenant shall have the right to (i) change the order of the existing monument signage on the North side of the Real Property so that Tenant’s name appears first, (ii) change or upgrade the white letter signage on the glass facade at Building 1’s lobby entrance, and (iii) subject to applicable laws and approval by the City of San Carlos, add additional signage on the North facade of Building 1.

8. Parking.

a. Notwithstanding anything in Section 4 of the Lease to the contrary, from and after the Effective Date, Tenant shall have the non-exclusive right to use a total of two hundred eighty-four (284) parking spaces for the Original Premises and Additional Premises (“Tenant’s Parking”).

b. As a portion of, but not in addition to, Tenant’s Parking, Tenant shall have (subject to (i) the consent of Nuvelo and Landlord’s reasonable consent and (ii) Tenant’s payment of any costs associated therewith, including maintenance), the exclusive right to use the following on the Northwest and North sides of Building 1 near the Original Premises or Additional Premises, with appropriate signage indicating its availability:

•	Twenty-four (24) spaces designated via asphalt striping as “Visitor” parking;

•	Four (4) spaces designated as handicapped parking;

•	Two (2) spaces for motorcycle parking; and

•	Two (2) spaces for a loading zone.

9. Condition of Premises. Tenant acknowledges that (a) it is in possession of the Original Premises and is fully familiar with the condition of the Original Premises and Additional Premises and, notwithstanding anything contained in the Amended Lease to the contrary, Tenant agrees to take the same in their condition “as is” as of the Additional Premises Commencement Date, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Original Premises or Additional Premises for Tenant’s occupancy or to pay for any improvements to the Original Premises or Additional Premises, except for Landlord’s payment of the TI Allowance or as may be otherwise expressly provided in the Amended Lease.

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10. Security Deposit. The Security Deposit is hereby increased by Two Hundred Twenty-Five Thousand Dollars ($225,000) (the “Additional Security Deposit”) to a total of One Million Six Hundred Thousand Dollars ($1,600,000). Tenant shall either (a) have deposited with Landlord in cash the Additional Security Deposit on or before the Effective Date, or (b) provide to Landlord within one (1) week of the Effective Date, an amendment to the existing letter of credit presently provided by Tenant as the Security Deposit increasing such letter of credit by the amount of the Additional Security Deposit.

11. Right of First Offer. Tenant shall have a right of first offer (“ROFO”) as to any additional premises that are available for lease in Building 1 and Building 2 (collectively, the “Option Premises”). In the event Landlord intends to lease all or a portion of the Option Premises (the “Subject Premises”), Landlord shall provide written notice thereof to Tenant (the “Notice of Offer”).

a. Within twenty-one (21) days following its receipt of a Notice of Offer, Tenant shall advise Landlord in writing whether Tenant elects to lease the Subject Premises, and on what terms and conditions (the “Reply”). If Tenant fails to notify Landlord of Tenant’s election within such twenty-one (21) day period, then Tenant shall be deemed to have elected not to lease the Subject Premises.

b. If Tenant timely notifies Landlord that Tenant elects to lease the Subject Premises, then Landlord and Tenant shall enter into good faith negotiations regarding the terms of a lease of the Subject Premises in accordance with a Reply. If Landlord and Tenant reach an agreement on the terms of the lease of the Subject Premises, Landlord and Tenant shall work in good faith to execute a lease amendment with respect to such Subject Premises (the “First Offer Space Amendment”) within thirty (30) days after Landlord’s receipt of the Reply (the “Signing Period”).

c. If (i) Tenant notifies Landlord that Tenant elects not to lease the Subject Premises, (ii) Tenant fails to notify Landlord of Tenant’s election within the twenty-one (21) day period described above or (iii) if, despite good faith efforts to reach an agreement regarding the leasing of the Subject Premises to Tenant, Landlord and Tenant are unable to reach such agreement within the applicable Signing Period, then Landlord shall have the right to consummate a lease of the Subject Premises with a third party for a period of one (1) year thereafter (a “Leasing Period”), and the ROFO shall no longer apply to such Subject Premises during such Leasing Period; provided that the net effective rent to be received by Landlord over the term of the lease of the Subject Premises to such third party (the “Third Party Offer”) is at least ninety percent (90%) of the net effective rent that would have been received by Landlord as set forth in the applicable Reply. If the Third Party Offer is less than ninety percent (90%) of the net effective rent that would have been received by Landlord as set forth in the applicable Reply, Landlord shall re-offer the Subject Premises to Tenant on the same terms as set forth in the Third Party Offer (a “Re-Offer Notice”) and if (a) Tenant does not deliver a notice electing to lease such Subject Premises on such terms (the “Election Notice”) within ten (10) days following Tenant’s receipt of the Re-Offer Notice or (b) Tenant delivers such Election Notice, and a First Offer Space Amendment is not executed during the Signing Period applicable to such re-offer, then Landlord shall be free thereafter for a new Leasing Period to enter into a lease for the Subject Premises on the terms of the Third Party Offer or any new third party offer satisfying the terms and conditions of this Section 11, and continuing as described above. If Landlord does not lease such Subject Premises within a Leasing Period, then the ROFO with respect to such Subject Premises shall be fully reinstated, and Landlord shall not thereafter lease such Subject Premises without first complying with the procedures set forth in this Section 11.

d. Notwithstanding anything in this Section 11 to the contrary, Tenant shall not exercise the ROFO during such period of time that Tenant is in default under any provision of the Amended Lease, beyond any applicable notice or cure period. Any attempted exercise of the ROFO during a period of time in which Tenant is so in default beyond any applicable notice or cure period shall be void and of no effect. In addition, Tenant shall not be entitled to exercise the ROFO if Landlord has given Tenant two (2) or more notices of default under the Amended Lease, whether or not the defaults are cured, during the twelve (12) month period prior to the date on which Tenant seeks to exercise the ROFO.

e. Notwithstanding anything in the Amended Lease to the contrary, Tenant shall not assign or transfer the ROFO, either separately or in conjunction with an assignment or transfer of

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Tenant’s interest in the Lease other than in connection with a Permitted Transfer or to an Affiliate of Tenant in each case in accordance with the terms of Section 13.1(b) of the Lease, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

12. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than GVA Kidder Mathews (“Tenant’s Broker”), and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Tenant’s Broker, employed or engaged by it or claiming to have been employed or engaged by it. Landlord represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than NAIBT Commercial (“Landlord’s Broker”), and agrees to indemnify, defend and hold Tenant harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Landlord’s Broker, employed or engaged by it or claiming to have been employed or engaged by it. Each of Landlord’s Broker and Tenant’s Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Landlord’s Broker and Tenant’s Broker pursuant to a separate agreement between Landlord, Landlord’s Broker and Tenant’s Broker.

13. No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder. Landlord represents, warrants and covenants that, to the best of Landlord’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

14. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the Effective Date, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

15. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

16. Counterparts. This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-201 INDUSTRIAL ROAD LLC, a Delaware limited liability company

By:
Name:	Kent Griffin
Title:	C.F.O.

TENANT:

NEKTAR THERAPEUTICS, a Delaware corporation

By:
Name:	Louis [ILLEGIBLE]
Title:	SVP, CFO

EXHIBIT A

ADDITIONAL PREMISES

[See attached]

BioMed

Speculative Lab Suite

4th Level - Preliminary Plan
Date: 02.18.05

TENANT "B"
6,759 SF
SPECULATIVE SUITE
4010
4011
4012
4013
Phase 1
Phase 2
269'-6"
199'-9"
NORTH
Project Number: 05018
Scale: 3/64"=1'-0"

EXHIBIT E

WORK LETTER

This Work Letter (the “Work Letter”) is made and entered into as of the 19th day of July, 2007, by and between BMR-201 INDUSTRIAL ROAD LLC, a Delaware limited liability company (“Landlord,” as successor-in-interest to Inhale 201 Industrial Road, L.P. (“Original Landlord”)), and NEKTAR THERAPEUTICS, a Delaware corporation (“Tenant”), and is attached to and made a part of that certain SECOND AMENDMENT TO AMENDED AND RESTATED BUILT-TO-SUIT LEASE dated as of July 19, 2007 (the “Amendment”), by and between Landlord and Tenant for the Premises located at 201 Industrial Road in San Carlos, California. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Amendment.

1. General Requirements.

1.1. Tenant’s Authorized Representative. Tenant designates Todd Hancock (“Tenant’s Authorized Representative”) as the person authorized to initial all plans, drawings, changes orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed by Tenant’s Authorized Representative.

1.2. Schedule. The schedule for design and development of Tenant’s Work (as hereinafter defined), including, without limitation, the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with that certain schedule to be prepared by Landlord and Tenant within sixty (60) days following the execution of this Work Letter (the “Schedule”). The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

1.3. Architects and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of Tenant’s Work shall be selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Landlord’s approval of the same shall not be unreasonably withheld. Landlord hereby approves of DGA Architects as Tenant’s architect.

2. Tenant’s Work.

2.1. Tenant Work Plans. All work to be performed on the Premises or Additional Premises (collectively, the “Premises”) shall be performed by Tenant (“Tenant’s Work”) at Tenant’s sole cost and expense and without cost to Landlord (except for the TI Allowance) and in accordance with the Approved Plans (as defined below). The quality of Tenant’s Work shall be of a nature and character not less than the quality of the tenant improvements in place at the Building and the Project as of the date of the Amendment. The design drawings, plans and specifications listed on Schedule 2.1 to this Work Letter (the “Tenant Work Plans”) are the initial list of plans that Tenant shall develop and submit to Landlord for approval. Tenant shall prepare and submit to Landlord for approval schematics covering Tenant’s Work prepared in conformity with the applicable provisions of this Work Letter (the “Draft Plans”). The Draft Plans shall contain sufficient information and detail to accurately describe Tenant’s proposed design to Landlord and such other information as Landlord may reasonably request. Tenant shall be solely responsible for ensuring that the Tenant Work Plans and the Draft Plans satisfy Tenant’s obligations for Tenant’s Work.

2.2. Landlord Approval of Plans. Landlord shall notify Tenant in writing within ten (10) business days after receipt of the Draft Plans whether Landlord approves or objects to the Draft Plans and of the manner, if any, in which the Draft Plans are unacceptable. Landlord shall not object to any Draft Plans that satisfy the requirements set forth in Section 2.1. If Landlord objects to the Draft Plans, then Tenant shall revise the Draft Plans and cause Landlord’s objections to be remedied in the revised Draft Plans. Tenant shall then resubmit the revised Draft Plans to Landlord for approval. Landlord’s approval of or objection to revised Draft Plans and Tenant’s correction of the same shall be in accordance with this Section 2.2, until Landlord has approved the Draft Plans in writing. The iteration of the Draft Plans that is approved by Landlord and Tenant without objection shall be referred to herein as the “Approved Plans.”

2.3. Completion of Tenant’s Work. Tenant shall perform and complete Tenant’s Work (a) in strict conformance with the Approved Plans, (b) otherwise in compliance with the Amended Lease and (c) in accordance with applicable laws, Landlord’s insurance carriers and the board of fire underwriters having jurisdiction over the Real Property, Building 1 and the Premises.

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2.4. Conditions to Performance of Tenant’s Work. Prior to the commencement of Tenant’s Work, Tenant shall submit to Landlord for Landlord’s approval (which approval Landlord shall not unreasonably withhold, condition or delay) a list (the “Contractor List”) of project managers, contractors and subcontractors that will perform Tenant’s Work. Landlord shall give Tenant notice in writing of its approval or disapproval of the Contractor List with ten (10) business days after Landlord’s receipt of the same. If Landlord reasonably disapproves of one or more parties on the Contractor List, Tenant shall revise the Contractor List and resubmit the same to Landlord for Landlord’s approval in accordance with the preceding two sentences. For all subcontracts in excess of One Hundred Thousand Dollars ($100,000), Tenant shall require its general contractor to provide Tenant with at least three (3) competitive bids.

2.5. Requests for Consent. Landlord shall respond to all requests for consents, approvals or directions made by Tenant pursuant to this Work Letter within (10) business days following Landlord’s receipt of such request. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord.

3. Tenant’s Construction Obligations Shall Not Delay Commencement of the Term. Notwithstanding any Tenant Work to be performed by Tenant, the Additional Premises Commencement Date and Tenant’s obligation to pay rent shall not, under any circumstance, be extended or delayed. Tenant shall perform promptly such of its obligations contained in this Work Letter as are to be performed by it. Tenant shall also observe and perform all of its obligations under the Amended Lease from the Additional Premises Commencement Date.

4. Completion of Tenant’s Construction Obligations. Tenant, at its sole cost and expense (except for the TI Allowance), shall complete Tenant’s Work described in this Work Letter in all respects in accordance with the provisions of the Amended Lease and this Work Letter. Tenant’s Work shall be deemed completed at such time as Tenant, at its sole cost and expense (except for the TI Allowance) shall furnish to Landlord (a) evidence satisfactory to Landlord that (i) all Tenant’s Work has been completed and paid for in full (which shall be evidenced by the architect’s certificate of completion referenced in Subsection (c) of this paragraph and the general contractor’s and each subcontractor’s and material supplier’s final unconditional waivers and releases of liens, each in a form reasonably acceptable to Landlord and complying with applicable laws), (ii) all Tenant’s Work has been accepted by Landlord, (iii) any and all liens related to Tenant’s Work have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iv) no security interests relating to Tenant’s Work are outstanding, (b) all certifications and approvals with respect to Tenant’s Work that maybe required from any governmental authority and any board of fire underwriters or similar body for the use and occupancy of the Additional Premises, (c) an affidavit from Tenant’s architect certifying that all work performed in, on or about the Premises is in accordance with the Approved Plans and (d) complete drawing print sets and electronic CADD files on disc of Tenant’s Work.

5. Insurance. Prior to commencing Tenant’s Work, Tenant shall provide, or shall cause Tenant’s contractors and subcontractors to provide, to Landlord, in addition to the insurance required of Tenant pursuant to the Lease, at all times during the period of construction of Tenant’s Work, statutory workers’ compensation insurance as required by applicable laws.

6. Liability. Except to the extent caused by Landlord’s gross negligence or willful misconduct, Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees in the prosecution of Tenant’s Work. Tenant agrees to indemnify, defend, protect and save free and harmless Landlord and Landlord’s affiliates, agents and employees from and against all losses and expenses, including reasonable attorneys’ fees and expenses, that Landlord may incur as the result of claims or lawsuits due to, because of, or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such claims or lawsuits; provided, however, that nothing contained in this Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against

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liability caused by Landlord’s gross negligence or willful misconduct. Any deficiency in design or construction of Tenant’s Work shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing. All material and equipment furnished by Tenant as Tenant’s Work shall be new or “like new” and Tenant’s Work shall be performed in a first-class, workmanlike manner.

7. TI Allowance.

7.1. Contribution of TI Allowance. Landlord shall contribute the TI Allowance toward the costs and expenses incurred in connection with the performance of Tenant’s Work, in accordance with the terms and provisions of the Amended Lease and this Work Letter. If the entire TI Allowance is not applied toward or reserved for the costs of Tenant’s Work, Tenant shall not be entitled to a credit of such unused portion of the TI Allowance.

7.2. Approval of Budget for Tenant’s Work. Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Amended Lease, Landlord shall not have any obligation to advance to Tenant any portion of the TI Allowance until Landlord shall have approved in writing the budget for the Tenant’s Work (the “Approved Budget”), such approval not to be unreasonably withheld, conditioned or delayed. Upon written notice to Landlord and subject to Landlord’s review and approval, Tenant shall be permitted to revise the Approved Budget during the course of construction of the Tenant’s Work. Tenant shall submit such revisions to the Approved Budget to Landlord for its review and approval, such approval not to be unreasonably withheld, conditioned or delayed. The Approved Budget, as revised by Tenant and approved by Landlord is hereinafter referred to as the “Revised Budget”. Prior to Landlord’s approval of the Approved Budget, Tenant shall pay all of the costs and expenses incurred in connection with Tenant’s Work as they become due. Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to Tenant’s Work that exceed either (a) the amount of the TI Allowance (other than pursuant to Section 8.2) or (b) the Approved Budget or the Revised Budget, as the case may be, either on a line item or overall basis. )

7.3. Advance Requests. Upon submission by Tenant to Landlord of (a) a statement (an “Advance Request”) setting forth the total amount requested, (b) a detailed summary of the Tenant’s Work performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect, (c) lien releases from the general contractor and each subcontractor and material supplier with respect to the portion of Tenant’s Work corresponding to the Advance Request, then Landlord shall, within thirty (30) days following receipt by Landlord of an Advance Request and the accompanying materials required by this Section 7.3, pay to Tenant the amount set forth in such Advance Request; provided, however, that, with respect to any Advance Requests subject to the limits set forth in Section 7.2, Landlord shall advance to Tenant the requested amount as limited by Section 7.2.

7.4. Application of TI Allowance. Tenant may apply the TI Allowance for the payment of construction and other costs (including, without limitation, standard laboratory improvements; finishes; building fixtures; building permits; and architectural, engineering, design and consulting fees), in each case as reflected in the Approved Budget or the Revised Budget, as the case may be, and the Approved Plans, In no event shall the TI Allowance be applied to: (a) payments to Tenant or any affiliates of Tenant, (b) the purchase of any furniture, personal property or other non-building system equipment, (c) the cost of work that is not authorized by the Approved Plans or otherwise approved in writing by Landlord, (d) costs resulting from any default by Tenant of its obligations under the Amended Lease or (e) costs that are recoverable or reasonably recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors).

8. Changes. Any changes to Tenant’s Work (each, a “Change”) requested by Landlord or Tenant after Landlord approves the Approved Plans in writing shall be requested and instituted in accordance with the provisions of this Article 8 and shall be subject to the reasonable written approval of the other party.

8.1. Changes Requested by Tenant.

(a) Tenant may request Changes after Landlord approves the Approved Plans by notifying Landlord thereof in writing in substantially the same form as the AIA standard change order form (a “Tenant Change Order Request”), which Tenant Change Order Request shall detail the

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nature and extent of any requested Changes. If the nature of a Change requires revisions to the Approved Plans, then Tenant shall be solely responsible for the cost and expense of such revisions. Tenant Change Order Requests shall be signed by Tenant’s Authorized Representative.

(b) Landlord shall approve or reject any Tenant Change Order Requests in accordance with the procedures established pursuant to Article 2. If Landlord does not approve in writing a Tenant Change Order Request, then such Tenant Change Order Request shall be deemed rejected by Landlord, and Tenant shall not be permitted to alter Tenant’s Work as contemplated by such Tenant Change Order Request.

8.2. Changes Requested by Landlord. Landlord may request Changes after Landlord approves the Approved Plans by notifying Tenant thereof in writing in substantially the same form as the AIA standard change order form (a “Landlord Change Order Request”), which Landlord Change Order Request shall detail the nature and extent of any requested Changes. If the nature of a Change requires revisions to the Approved Plans, then Landlord shall be solely responsible for the cost and expense of such revisions. Landlord shall reimburse Tenant for all additional costs and expenses payable by Tenant to complete Tenant’s Work due to a Landlord-requested Change in accordance with the payment provisions of this Work Letter.

8.3. Preparation of Estimates. Tenant shall, before proceeding with any Change, using its best efforts, prepare as soon as is reasonably practicable (but in no event more than five (5) business days after delivering a Tenant Change Order Request to Landlord or receipt of a Landlord Change Order Request) an estimate of the increased costs or savings that would result from such Change, as well as an estimate on such Change’s effects on the Schedule. Landlord shall have ten (10) business days after receipt of such information from Tenant to (a) in the case of a Tenant Change Order Request, approve or reject such Tenant Change Order Request in writing, or (b) in the case of a Landlord Change Order Request, notify Tenant in writing of Landlord’s decision either to proceed with or abandon the Landlord-requested Change.

9. Miscellaneous.

9.1. Headings, Etc. Where applicable in this Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Work Letter are not a part of this Work Letter and shall have no effect upon the construction or interpretation of any part hereof.

9.2. Time of the Essence. Time is of the essence with respect to the performance of every provision of this Work Letter in which time of performance is a factor.

9.3. Covenants. Each provision of this Work Letter performable by Tenant shall be deemed both a covenant and a condition.

9.4. Consent. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

9.5. Entire Agreement. The terms of this Work Letter are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement, other than the Amended Lease.

9.6. Invalid Provisions. Any provision of this Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

9.7. Construction. The language in all parts of this Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

9.8. Assigns. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective

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heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section 9.8 shall in any way alter the provisions of the Amended Lease restricting assignment or subletting.

9.9. Authority. Tenant covenants and warrants that the individual signing this Work Letter on Tenant’s behalf has the power, authority and legal capacity to sign this Work Letter on behalf of Tenant and to bind Tenant to the terms hereof. Landlord covenants and warrants that the individual signing this Work Letter on Landlord’s behalf has the power, authority and legal capacity to sign this Work Letter on behalf of Landlord and to bind Landlord to the terms hereof

9.10. Counterparts. This Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

BMR-201 INDUSTRIAL ROAD LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

NEKTAR THERAPEUTICS, a Delaware corporation

By:
Name:
Title:

SCHEDULE 2.1 TO EXHIBIT E

TENANT WORK PLANS

Architectural Drawings

1.	Site plan

2.	Floor and reflected ceiling plans

3.	Elevations (exterior and interior)

4.	Sections (building and wall)

5.	Details (exterior and interior)

6.	Schedules (doors, windows, finishes, etc.)

Engineering Drawings

1.	Mechanical

2.	Plumbing

3.	Electrical

4.	Fire protection

5.	Civil engineering

6.	Landscape architecture

Specifications – Required for all disciplines listed above